STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN 1. Purpose The purpose of this 2017 Stock Incentive Plan (the “Plan”) of State Street Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”). 2. Eligibility All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. 3. Administration and Delegation (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. During such time as the common stock, $1.00 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an independent director under applicable stock exchange rules, an “outside director” within the meaning of Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”) and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. (c) Delegation of Granting and Other Authority. The Board or a Committee may delegate to (1) one or more of its members such of its duties, powers and responsibilities as it may determine; (2) to one or more officers of the Company the power and authority to grant or to allocate, consistent with the requirements of Chapter 156D of the Massachusetts General Laws and subject to such limitations under the Plan or as the Board or the Committee may impose, Awards among such persons (other than to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act)) eligible to receive Awards under the Plan as such delegated member or members of the Board or the Committee or officer or officers of the Company determine consistent with such delegation; and (3) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, references in the Plan to the “Board” shall mean the delegate to the extent that the Board’s powers or authority under the Plan have been delegated to such person. (d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual. 4. Stock Available for Awards (a) Number of Shares; Share Counting. (1) Authorized Number of Shares. Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)) for such number of shares of Common Stock as is equal to the sum of: (A) 8,300,000 shares of Common Stock; plus (B) such additional number of shares of Common Stock (up to 28,500,000 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2006 Equity Incentive Plan, as amended (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the Company’s 2017 Annual Meeting of Shareholders -2- ActiveUS 157137627v.9

and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. (2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b)(2): (A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan; (B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or (ii) results in any Common Stock not being issued (including as result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards. Further, shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to exercise an Award or to satisfy any tax withholding obligations in accordance with Section 11(d) (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares of Common Stock available for the future grant of Awards, provided that no more than the number of shares used to satisfy the statutory minimum tax withholding obligation shall be added back to the Plan pursuant to this section 4(a)(2)(B). However, (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and (C) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. -3- ActiveUS 157137627v.9

(b) Sublimits. Subject to adjustment under Section 10, the following sublimits on the number of shares subject to Awards shall apply: (1) Section 162(m) Per-Participant Limits. The maximum number of shares of Common Stock with respect to which Options may be granted to any person in any calendar year and the maximum number of shares of Common Stock subject to SARs granted to any person in any calendar year shall each be 2,000,000, and the maximum number of shares of Common Stock subject to other Awards granted to any person in any calendar year shall be 2,000,000. The per-Participant limits described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m). (2) Limit Applicable to Non-Employee Directors. In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director (“Director Cash Compensation”) and the value of Awards under the Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) (“Director Equity Compensation”) shall not exceed $1,500,000. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non- employee director receiving such additional compensation may not participate in the decision to award such compensation. For purposes of this Section 4(b)(2), Director Cash Compensation and Director Equity Compensation in any calendar year shall include any amounts or grants that would have been paid or made, as applicable, to a particular non-employee director absent such director’s election to defer such compensation pursuant to any arrangement or plan of the Company permitting deferral of such compensation. (c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code. 5. Stock Options (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable. (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of State Street Corporation, any of State Street Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the -4- ActiveUS 157137627v.9

Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option. (c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall not be less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows: (1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or (2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or (3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise. For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A. The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination. (d) Duration of Options. Subject to the provisions of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years. -5- ActiveUS 157137627v.9

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise. (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows: (1) in cash or by check, payable to the order of the Company; (2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; (3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; (4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise; (5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or (6) by any combination of the above permitted forms of payment. (g) Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new -6- ActiveUS 157137627v.9

Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the canceled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange. (h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option. 6. Stock Appreciation Rights (a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date. (b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date. (c) Duration of SARs. Subject to the provisions of the Plan, each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years. (d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board. (e) Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the -7- ActiveUS 157137627v.9 then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE. (f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. 7. Restricted Stock; RSUs (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or is settled by the Company (“RSUs”). (b) Terms and Conditions for Restricted Stock and RSUs. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. (c) Stock Certificates; Dividends. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable vesting, forfeiture and / or restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions as well as any dividends or other distributions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate. (d) Additional Provisions Relating to RSUs. (1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”). -8- ActiveUS 157137627v.9

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs. 8. Other Stock-Based Awards (a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock- Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. (b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. 9. Performance Awards. (a) Grants. Restricted Stock, RSUs and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”). (b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code. (c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee (the “Performance Measures”): i) earnings or earnings per share xii) risk control ii) return on equity xiii) expense iii) return on assets xiv) operating leverage iv) return on capital xv) operating fee leverage v) cost of capital xvi) capital ratios vi) total stockholder return xvii) liquidity ratios -9- ActiveUS 157137627v.9

vii) revenue xviii) income viii) market share xix) comprehensive capital analysis and ix) quality/service review (CCAR) x) organizational development xx) other regulatory-related metric xi) strategic initiatives (including acquisitions or dispositions) Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Performance Measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine. (d) Adjustments to Performance Measures. The Committee may provide, no later than the deadline for establishing the Performance Measures for a year, that one or more of the Performance Measures applicable to an Award or Awards for such year will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions, dispositions, joint ventures or restructurings, expenses associated with acquisitions, dispositions, joint ventures or restructurings, amortization of purchased intangibles associated with acquisitions, impact (dilution and expenses) of securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures, merger and integration expenses, changes in accounting principles or interpretations, changes in tax law or financial regulatory law, impairment charges, fluctuations in foreign currency exchange rates, charges for restructuring or rationalization programs (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments), one-time insurance claims payments, extraordinary and/or non-recurring items, litigation, regulatory matter or tax rate changes) occurring during the year that affect the applicable Performance Measure. (e) Adjustments to Performance-Based Compensation. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company. (f) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. With respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying such Award for such exception. With respect to such Performance Awards, the Committee will -10- ActiveUS 157137627v.9 preestablish, in writing, one or more specific performance measures no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Performance Award as Performance-Based Compensation). Prior to grant, vesting or payment of such Performance Award, as the case may be, the Committee will certify whether the applicable performance measures have been attained and such determination will be final and conclusive. No Performance Award that is intended to qualify as Performance-Based Compensation may be granted after the first meeting of the shareholders of the Company held in 2022 until the performance measures set forth in Section 9(c) (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval. 10. Adjustments for Changes in Common Stock and Certain Other Events (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. (b) Covered Transactions and Change in Control. (1) Definitions. (i) A “Covered Transaction” shall mean: (A) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Common Stock by a -11- ActiveUS 157137627v.9 single person or entity or by a group of persons and/or entities acting in concert; (B) a sale or transfer of all or substantially all the Company’s assets; or (C) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (A) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer. (ii) A “Change in Control ” shall mean: (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (I) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any Person pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (C) of this definition; (B) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least -12- ActiveUS 157137627v.9 a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or (C) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which (I) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then- outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the -13- ActiveUS 157137627v.9 corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (D) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; provided, that, to the extent necessary to ensure compliance with the requirements of Section 409A, where applicable, an event described above shall be treated as a Change in Control only if it also constitutes or results in a change in ownership or control of the Company, or a change in ownership of assets of the Company, described in Section 409A. (iii) “Cause” shall mean: (A) If the Participant is party to an employment or similar agreement with the Company that contains a definition of “Cause,” that definition shall apply for purposes of the Plan. (B) Otherwise, “Cause” shall mean any (I) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (II) willful misconduct by the Participant which is materially injurious to the Company. For purposes of this definition of “Cause,” reference to the “Company” shall include the acquiror or survivor (or an affiliate of the acquiror or survivor) in the applicable Change in Control. (iv) “Good Reason” shall mean: -14- ActiveUS 157137627v.9

(A) If the Participant is party to an employment or similar agreement with the Company that contains a definition of “Good Reason,” that definition shall apply for purposes of the Plan. (B) Otherwise, “Good Reason” shall mean any significant diminution in the Participant’s duties, authority, or responsibilities from and after such Change in Control, as the case may be, or any material reduction in the base compensation payable to the Participant from and after such Change in Control, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Change in Control. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (I) the Participant gives the Company the notice of termination no more than 90 days after the initial existence of such event or circumstance, (II) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of such notice and (III) the Participant’s termination of Employment occurs within six months following the Company’s receipt of such notice. For purposes of this definition of “Good Reason,” reference to the “Company” shall include the acquiror or survivor (or an affiliate of the acquiror or survivor) in the applicable Change in Control. (v) “Employment” shall mean a Participant’s employment or other service relationship with the Company and its subsidiaries. Employment will be deemed to continue, unless the Board expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 1 to the Company or its subsidiaries. If a Participant’s employment or other service relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary, the Participant’s Employment will be deemed to have terminated when the entity ceases to be subsidiary of the Company unless the Participant transfers Employment to the Company or its remaining subsidiaries. -15- ActiveUS 157137627v.9

(2) Effect on Awards. (i) Covered Transactions. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction: (A) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor. (B) Cash-Out of Awards. If the Covered Transaction is one in which holders of C o m m o n Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Board may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Common Stock (as determined by the Board in its reasonable discretion) times the number of shares of Common Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock) and other terms, and subject to such conditions, as the Board determines. (C) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, each Award of Restricted Stock will become fully vested and the delivery of shares of Common Stock deliverable under each outstanding award of RSUs, Performance Awards (to the extent consisting of RSUs) and Other Stock-Based Awards will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by -16- ActiveUS 157137627v.9 the Board, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction. (D) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed or substituted pursuant to Section 10(b)(2)(i)(A) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Common Stock, subject to Section 10(b)(2)(i)(E) below), will terminate upon consummation of the Covered Transaction. (E) Additional Limitations. Any share of Common Stock delivered pursuant to Section 10(b)(2)(i)(A) or Section 10(b)(2)(i)(C) above with respect to an Award may, in the discretion of the Board, contain such restrictions, if any, as the Board deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Board may require that any amounts delivered, exchanged or otherwise paid in respect of such Common Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Board deems appropriate to carry out the intent of the Plan. (ii) Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control: (A) Acceleration of Options and SARs; Effect on Other Awards. If, on or prior to the first anniversary of the consummation of the Change in Control, the Participant’s Employment with the Company is terminated for Good Reason by the Participant or is terminated without Cause by the Company, all Options and SARs outstanding as of the date such Change in Control is consummated and which are not then exercisable shall become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and Performance Awards granted hereunder shall vest to the extent set forth in the applicable Award agreement. -17- ActiveUS 157137627v.9

(B) Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control, Options and SARs granted under Section 10(b)(2)(i)(A) as substitution for existing Awards shall remain exercisable following a termination of Employment (other than termination by reason of death, disability (as determined by the Company) or retirement (as defined in the Award)) for the lesser of (I) a period of seven (7) months, or (II) the period ending on the latest date on which such Option or SAR could otherwise have been exercised. (C) Restriction on Amendment. In connection with or following a Change in Control, the Board may not impose additional conditions upon exercise or otherwise amend or restrict any Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder. 11. General Provisions Applicable to Awards (a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company. (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. (c) Termination of Status. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Employment (as defined in Section -18- ActiveUS 157137627v.9

10(b)(1)(v)), (i) each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and (ii) all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that: (1) subject to (2) and (3) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months and (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 11(c), and will thereupon terminate; (2) all Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death and (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 11(c), and will thereupon terminate; and (3) all Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment with the Company will immediately terminate upon such cessation if the Board in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award. (d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without material financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the -19- ActiveUS 157137627v.9

Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. (e) Amendment of Award. Except as otherwise provided in Section 5(g) and 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The The Board may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 or the foregoing sentence. (f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.. (g) Dividend Equivalents. The Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions (“Dividend Equivalents”) with respect to shares of Common Stock subject to an Award, provided that such Dividend Equivalents shall be subject to the same vesting and forfeiture provisions as the Award with respect to which they may be paid. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with the requirements of Section 409A to the extent applicable. 12. Miscellaneous (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued Employment. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award. (b) No Rights As Shareholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with -20- ActiveUS 157137627v.9 respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant shall agree to be bound by any clawback policy the Company has adopted or may adopt in the future, or any other compensation recovery requirements that the Company determines are necessary or appropriate to be applicable to an Award. (c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s shareholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date. (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s shareholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require shareholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s shareholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when shareholder approval of amendments to equity compensation plans is required (or if the Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such shareholder approval. (e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the -21- ActiveUS 157137627v.9

Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement. (f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section. (g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith. (h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts. In accepting an Award under the Plan, a Participant shall agree that the Award is granted by the Company, with respect to Common Stock issued by the Company, and that any claim with respect to the Award may only be raised against the Company in a court of competent jurisdiction in the Commonwealth of Massachusetts, regardless of whether the Participant is or was employed by the Company or a Subsidiary. -22- ActiveUS 157137627v.9

STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN [ ] Restricted Stock Unit Award Agreement with Performance Criteria Subject to your acceptance of the terms set forth in this agreement and the addendum attached hereto (“Agreement”), State Street Corporation (“Company”) has awarded you, under the State Street Corporation 2017 Stock Incentive Plan (“Plan”), and pursuant to this Agreement and the terms set forth herein, a contingent right to receive the number of shares of Common Stock (the right to receive such Common Stock, “Restricted Stock Units”) (“Award”) as set forth in the statement pertaining to this Award (“Statement”) on the website (“Website”) maintained by Fidelity Stock Plan Services LLC, an independent service provider based in the United States, or another party designated by the Company (“Equity Administrator”). Copies of the Plan, the Company’s Prospectus for the Plan and any employee information supplement to the Prospectus for your country of Employment (“Tax Supplement”) are located on the Website for your reference. Your acceptance of this Award constitutes your acknowledgement that you have read and understood this Agreement, the Plan, the Prospectus for the Plan and the Tax Supplement. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. As used herein, “State Street” means the Company and each Subsidiary. “Subsidiary” means the Company’s consolidated subsidiaries. You may consider this Agreement for up to thirty (30) days from the date it was first made available to you on the Website. The terms of your Award are as follows: 1. Grant of Restricted Stock Units. To be entitled to any payment under this Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and the applicable provisions of the Countries Addendum outlined in Appendix A (which is incorporated into, and forms a material and integral part of, this Agreement). Failure to accept this Award within thirty (30) days following the posting of this Agreement on the Website will result in forfeiture of this Award. Subject to the terms and conditions of this Agreement, Restricted Stock Units shall vest on the vesting and payment date described in Section 2. The term “vest” as used herein means the lapsing of certain (but not all) restrictions described herein and in the Plan with respect to one or more Restricted Stock Units. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or a Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein. By accepting this Award, you and the Company agree that any claim arising out of this Award or any Common Stock issued by the Company pursuant to this Award may only be brought in the federal or state courts of the Commonwealth of Massachusetts, 1 regardless of where or whether you are employed by the Company or a Subsidiary. You consent to personal jurisdiction in such courts for any such claim, consent to service of process by any means allowed by such courts or applicable law, and waive any arguments that such courts are not an appropriate or convenient forum. This Award is subject to any forfeiture, compensation recovery or similar requirements set forth in this Agreement, as well as any other forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and guidance, and to other forfeiture, compensation recovery or similar requirements under plans, policies and practices of the Company or its relevant Subsidiaries in effect from time to time, including those set forth in your offer letter. In the event pursuant to this Agreement or pursuant to any applicable law or related implementing regulations or guidance, or pursuant to any Company or its relevant Subsidiaries plans, policies or practices, the Board or State Street is required or permitted to reduce, forfeit or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to this Award, or to otherwise impose or apply restrictions on this Award or shares of Common Stock subject hereto, it shall, in its sole discretion, be authorized to do so. By accepting this Award, you consent to making payment to the Subsidiary that legally employs or last employed you (“Employer”) in the event of a compensation recovery determination by the Board or State Street. 2. Performance Targets; Board Certification; Form of Payment. Whether your Award will be paid and in what amounts will depend on achievement of average return on equity and average pre-tax margin, both as defined in the attached Exhibit I (which is incorporated into, and forms a material and integral part of, this Agreement), during the three (3) calendar years during the Performance Period, as defined in the attached Exhibit I, and the other terms and conditions as set forth herein. Payment under this Award will only be made if the Board certifies, following the close of the Performance Period, that the pre-established threshold performance targets have been met or exceeded, and then only to the extent of the level of performance so certified as having been achieved. In addition, if you were employed in EMEA during all or a portion of the 2019 calendar year performance period that resulted in the Award grant, the Award amount paid will be further adjusted based upon the “EMEA Risk Adjustment Percentage” described in Exhibit I. Any portion of this Award earned by reason of the Board’s certification as described above will vest and be paid in Common Stock to you (or your Designated Beneficiary, in the case of your death) in one single installment between February 15 and March 15 of the calendar year beginning after the end of the Performance Period (unless vesting and payment is otherwise delayed pursuant to the provisions of this Agreement or operation of law, rules or regulations). The total number of shares of Common Stock to be paid will be determined by multiplying the number of Restricted Stock Units referred to in your Statement by the Total Vesting Percentage, as defined and set forth on the attached Exhibit I and certified by the Board, further adjusted by the EMEA Risk Adjustment Percentage if applicable to you. Notwithstanding the foregoing, the Company may, in its sole discretion, settle any vested Award in the form of: (i) a cash payment to the extent settlement in shares of Common Stock (1) is prohibited under local law, rules or regulations, (2) would 2 require you, the Company or your Employer to obtain the approval of any governmental and/or regulatory body in your country of residence (or country of Employment, if different), or (3) is administratively burdensome; or (ii) shares of Common Stock, but require you to immediately sell such shares of Common Stock (in which case, you hereby expressly authorize the Company to issue sales instructions on your behalf). 3. Identified Staff Holding Requirement. Notwithstanding anything herein to the contrary, you agree and covenant that, as a condition to the receipt of this Award and the settlement of the Restricted Stock Units in the form of shares of Common Stock hereunder, in the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of the Capital Requirements Directive IV (or any implementing or successor rule, regulation or guidance, including the rules and regulations of the United Kingdom Financial Conduct Authority (“FCA”), Prudential Regulation Authority (“PRA”), German Federal Financial Supervisory Authority (“BaFin”) or any other applicable regulatory authority), you will not sell or otherwise transfer any shares of Common Stock issued and transferred to you pursuant to this Award until the date that is at least twelve (12) months for UK and State Street Bank International GmbH (“SSB Intl GmbH”) Identified Staff (or such longer period as is stipulated by the FCA, the PRA, BaFin or any other applicable regulatory authority) after the vesting date of the shares of Common Stock paid in connection with this Award (“Release Date”), except that (a) you shall be permitted to sell, prior to the Release Date, a number of shares of Common Stock sufficient to pay applicable tax and social security withholding, if any, with respect to such vesting (or, alternatively, if the Company withholds such shares pursuant to Section 12 of this Agreement, the requirements in this Section 3 not to sell or otherwise transfer any shares shall only apply to the number of such shares delivered to you (i.e., after such withholding of shares)), (b) transfers by will or pursuant to the laws of descent or distribution are permitted and (c) this holding requirement shall not apply to such portion of the shares of Common Stock, if any, that were awarded with respect to a period of time, as determined by the Company in its discretion, during which you were not subject to such holding requirement. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer shares of Common Stock subject to this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect. The Company may, in its sole discretion, impose restrictions on the assignment or transfer of shares of Common Stock consistent with the provisions hereof, including, without limitation, by or through the transfer agent for such shares or by means of legending Common Stock certificates or otherwise. This Section 3 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 4. General Circumstances of Forfeiture. (a) You will immediately forfeit any and all rights to receive shares of Common Stock under this Agreement not previously vested, issued and transferred to you in the event: 3

(i) you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture; (ii) your Employer, in its sole discretion, determines that circumstances prior to the date on which you ceased to be employed by the Company and its Subsidiaries for any reason constituted grounds for an involuntary termination constituting Circumstances of Forfeiture; or (iii) you fail to comply with the terms of the applicable Countries Addendum attached to this Award or the terms of any other Restrictive Covenant you agree to or have agreed to with the Company or your Employer. (b) If your Employment terminates by reason of [Retirement or] Disability or any reason other than for Circumstances of Forfeiture, then you shall be eligible to receive a payment under this Award subject to the certification of the Board in accordance with Section 2, subject to the terms and conditions of this Agreement. Unless accelerated as provided in Section 9, any amount payable pursuant to this Section 4 shall be paid in accordance with Section 2. (c) For purposes hereof: (i) “Circumstances of Forfeiture” means the termination of your Employment with the Company and its Subsidiaries either (A) voluntarily (other than [(x) by reason of Retirement or (y)] for Good Reason on or prior to the first anniversary of a Change in Control) or (B) involuntarily for reasons determined by the Company or the relevant Subsidiary in its sole discretion to constitute “gross misconduct” [(including while you are Retirement eligible)]. (ii) [“Retirement” means your attainment of age 55 and completion of 5 years of continuous service with the Company and its Subsidiaries. (iii) ]“Disability” means your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months. (iv) “Restrictive Covenant” means any confidentiality, non-solicitation, non-competition, non-disparagement, post-employment cooperation or notice provision that you agree to or had agreed to with your Employer, including but not limited to the restrictions contained in this Award Agreement, any offer letter, employment or service agreement, including letters amending the employment or service agreement, promotion letters, deferred compensation award agreements of any type, or change in control employment agreements, or applicable restrictions required as a condition to entitlement to payment under any executive supplemental retirement plan. (d) The grant of this Award and the terms and conditions governing this Award are intended to comply with the age discrimination provisions of the European Union Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Legislation”). To the extent a court or tribunal of competent jurisdiction determines that any provision of this Award is invalid or unenforceable, in whole or in 4 part, under the Age Discrimination Legislation, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under applicable local law. (e) This Section 4 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 5. Material Risk Taker Malus-Based Forfeiture. In the event you hold a title of Senior Vice President or higher during the calendar year in which this Award is made, or you hold the status of “material risk taker” at the time this Award is made or any time thereafter, you acknowledge and agree that this Award is subject to the provisions of this Section 5. In respect of any Award remaining to be issued and transferred to you in Common Stock or otherwise paid may, in the sole discretion of the Board, be reduced, forfeited or cancelled, in the event that it is determined by the Board, in its sole discretion, that your actions, whether discovered during or after your employment with the Employer, exposed The Business to any inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, including in a supervisory capacity, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of The Business. “The Business” shall mean State Street, or, to the extent you devote substantially all of your business time to a particular business unit (e.g., Global Services Americas, Global Services International, State Street Global Exchange or State Street Sector Solutions) or business division (e.g., Alternative Investment Solutions, Securities Lending), “Business” shall refer to such business unit or business line. This provision applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 6. Identified Staff Malus-Based Forfeiture and Clawback. (a) In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of a UK (either PRA or FCA) Remuneration Code, you acknowledge and agree that this Award is subject to the provisions of this Section 6 for a period of seven (7) years from the date this Award is granted. For those Identified Staff fulfilling a PRA Senior Management Function, the seven (7)-year period may be extended to ten (10) years in certain circumstances where: (i) the Company has commenced an investigation into facts or events which it considers could potentially lead to the application of a clawback under this Section 6 were it not for the expiration of the seven (7)-year period; or (ii) the Company has been notified by a regulatory authority that an investigation has commenced into facts or events which the Company considers could potentially lead to the application of clawback by the Company under this Section 6 were it not for the expiration of the seven (7)-year period. 5

(b) If the Company determines that a UK Forfeiture Event has occurred it may elect to reduce, forfeit or cancel all or part of any amount remaining to be issued and transferred to you in Common Stock or otherwise paid in respect of this Award (“UK Malus-Based Forfeiture”). (c) If the Company determines that a UK Clawback Event has occurred it may require the repayment by you (or otherwise seek to recover from you) of all or part of any compensation paid to you in respect of this Award. (d) The Company may produce guidelines from time to time in respect of its operation of the provisions of this Section 6. The Company intends to apply such guidelines in deciding whether and when to effect any reduction, cancellation, forfeiture or recovery of compensation but, in the event of any inconsistency between the provisions of this Section 6 and any such guidelines, this Section 6 shall prevail. Such guidelines do not form part of any employee’s contract of Employment, and the Company may amend such guidelines and their application at any time. (e) By accepting this Award on the Website, you expressly and explicitly (i) consent to making the required payment to the Company (or to your Employer on behalf of the Company)upon a UK Clawback Event; and (ii) authorize the Company to issue related instructions, on your behalf, to the Equity Administrator and any brokerage firm and/or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan and to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. (f) For the purposes of this Section 6: (i) A “UK Forfeiture Event” means a determination by the Company, in its sole discretion, that (A) there is reasonable evidence of your misbehavior or material error; or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material downturn in its financial performance; or (C) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management. (ii) A “UK Clawback Event” means a determination by the Company, in its sole discretion, that either (A) there is reasonable evidence of your misbehavior or material error or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management. (g) This Section 6 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 7. SSB Intl GmbH and SSGA GmbH Affordability Limitations, and Malus- Based Forfeiture and Clawback. (a) Awards issued to SSB Intl GmbH or State Street Global Advisors GmbH staff may be impacted by the financial situation of the bank and/or regulatory group, as prescribed by regulatory requirements in its applicable version (e.g. the Remuneration Ordinance for Institutions and/or German Banking Act). Awards may also be limited to the extent ordered by the competent supervisory authority according to sec. 45 para. 2 6 sentence 1 no. 5a, 6 German Banking Act. Further, entitlement to an Award may lapse if the competent supervisory authority issues a corresponding definitive order according to sec. 45 para. 5 sentence 5 to 8 German Banking Act. (b) In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated SSB Intl GmbH Identified Staff for purposes of the German Remuneration Ordinance, you acknowledge and agree that this Award is subject to forfeiture and clawback for a period from the date the Award is granted until two (2) years from the date that the final tranche of this Award vests. A clawback applies if you, as SSB Intl GmbH Identified Staff, (i) contributed significantly to, or was responsible for, conduct that resulted in significant losses or regulatory sanctions for SSB Intl GmbH, or (ii) is responsible for a serious breach of relevant external or internal rules on good conduct (each of (i) and (ii) constituting “SSB Intl GmbH Identified Staff Clawback Event”). (c) Section 7 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 8. Management Committee/Executive Vice President Forfeiture and Clawback. (a) If, at the time the Award is made, you are a member of the State Street Corporation Management Committee or any successor committee or body (“Management Committee” or “MC”) or hold the title Executive Vice President (“EVP”) or higher, any amount remaining to be paid in respect of this Award may, in the sole discretion of the Board, be reduced, forfeited or cancelled, in whole or in part, in the event that it is determined by the Board, in its sole discretion, that: (i) you engaged in fraud, gross negligence or any misconduct, including in a supervisory capacity, that was materially detrimental to the interests or business reputation of State Street or any of its businesses; or (ii) you engaged in conduct that constituted a violation of State Street policies and procedures or State Street Standard of Conduct in a manner which either caused or could have caused reputational harm that is material to State Street or placed or could have placed State Street at material legal or financial risk; or (iii) as a result of a material financial restatement by State Street contained in a filing with the U.S. Securities and Exchange Commission (“SEC”), or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of this Award, you would have received a smaller or no Award hereunder. (b) If, at the time the Award is made, you are a member of the Management Committee or hold the title EVP or higher, this Award also is subject to compensation recovery as provided herein. Upon the occurrence of either an MC/EVP Clawback Event or an MC/EVP Clawback Breach, the Board may, in its sole discretion, determine to recover the MC/EVP Clawback Amount, in whole or in part. Following such a 7 determination, you agree to immediately repay such compensation, in no event later than sixty (60) days following such determination, in the form of any shares of Common Stock delivered to you previously by the Company or cash (or a combination of such shares and cash). (c) For purposes of calculating the value of both the MC/EVP Clawback Amount determined by the Board to be recovered and the amount of such compensation repaid, shares of Common Stock will be valued in an amount equal to the market value of the shares of Common Stock delivered to you under this Award by the Company as determined at the time of such delivery. (d) For purposes of this Section 8: (i) “MC/EVP Clawback Event” means a determination by the Board, in its sole discretion, within four (4) years after the date of grant of this Award or within one (1) year of the vesting and payment date of this Award (A) with respect to any event or series of related events, that you engaged in fraud or willful misconduct, including in a supervisory capacity, that resulted in financial or reputational harm that is material to State Street and resulted in the termination of your Employment by the Company and its Subsidiaries (or, following a cessation of your Employment for any other reason, such circumstances constituting grounds for termination are determined applicable) or (B) a material financial restatement or miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining this Award by State Street occurred. For the avoidance of doubt and as applicable, an MC/EVP Clawback Event includes any determination by the Board that is based on circumstances prior to the date on which you cease to be employed by the Company and its Subsidiaries for any reason, even if the determination by the Board occurs after such cessation of Employment. (ii) “MC/EVP Clawback Breach” means a determination by the Board, in its sole discretion, that you failed to comply with the terms of any covenant not to compete entered into by you with the Company or your Employer, whether in the applicable Country Addendum attached to this Award or in any other agreement. (iii) “MC/EVP Clawback Amount” means A. with respect to an MC/EVP Clawback Event described in Section 8(d)(i)(A), the value of the shares of Common Stock (based upon the market value of the respective Common Stock at delivery) that were delivered to you under this Award by the Company prior to such MC/EVP Clawback Event, or B. with respect to an MC/EVP Clawback Event described in Section 8(d)(i)(B), the value of the shares of Common Stock (based upon the market value of the respective Common Stock at delivery) that were delivered to you under this Award by the Company (x) prior to an associated date designated by the Board and (y) that represents an amount that, in the sole discretion of the Board, exceeds the amount you would have been awarded 8 under this Award had the financial statements or other applicable records of State Street been accurate, or C. with respect to an MC/EVP Clawback Breach described in Section 8(d)(ii), the value of the Common Stock (based upon the market value of the respective Common Stock at delivery), that were delivered to you under this Award by the Company after the earlier to occur of the date your Employment terminated or the date your failure to comply with the applicable covenant(s) not to compete commenced, as determined by the Board in its sole discretion, and D. in each case, reduced, by taking into account any portion of this Award that was previously recovered by the Company under this Section 8 to avoid a greater than 100% recovery. (e) In connection with any MC/EVP Clawback Event or MC/EVP Clawback Breach, to the extent not prohibited by applicable law and subject to Section 15 (if applicable), if you fail to comply with any requirement to repay compensation under Section 8(b), the Board may determine, in its sole discretion, in addition to any other remedies available to the Company, that you will satisfy your repayment obligation through an offset to any future payments owed by the Company or any of its Subsidiaries to you. Further, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or third party administrator engaged by the Company to hold your shares of Common Stock acquired pursuant to awards granted under the Plan (or any other amounts acquired pursuant to the Plan) to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. (f) This Section 8 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 9. Change in Control; Acceleration of Performance Award. Subject to applicable law and regulation (including the rules and regulations of any applicable regulatory authority), and the EMEA Risk Adjustment Percentage, if applicable to you: (a) in the case of a Change in Control occurring (i) in [the first calendar year], the Total Vesting Percentage shall be 100%, (ii) in [the second calendar year], the Total Vesting Percentage shall be based upon (A) the simple average of the actual return on equity results for the [first] calendar year, adjusted in accordance with the Plan, and [applicable %] for each of [the first and second calendar years] and (B) the simple average of pre-tax margin results for the [first] calendar year, adjusted in accordance with the Plan, and [applicable %] for each of [the first and second calendar years], and (iii) in [the third calendar year], the Total Vesting Percentage shall be based upon (A) the simple average of the actual return on equity results, adjusted in accordance with the Plan, for each of the [first and second] 9 calendar years and [applicable %] for [the third calendar year] and (B) the simple average of pre-tax margin results, adjusted in accordance with the Plan, for each of the [first and second] calendar years and [applicable %] for [the third calendar year]. (b) If, prior to the full settlement of your Award, your employment with the Company and its Subsidiaries is terminated by the Company or the applicable Subsidiary without Cause (as defined in the Plan) or by you for Good Reason (as defined in the Plan) [or on account of your Retirement], in each case, during the one- year period following a Change in Control, you shall be entitled within 30 days of such termination to receive a cash payment equal to the adjusted fair market value of a share of the Common Stock (1) multiplied by the number of units referred to in your Statement and (2) further multiplied by the Total Vesting Percentage (which shall be calculated in accordance with clause (a) above in the case of a Change in Control occurring prior to the end of the Performance Period), further adjusted by the EMEA Risk Adjustment Percentage, if applicable to you; provided, to the extent an Award or any portion thereof constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, (“Code”), that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the Code and Treasury Regulation 1.409A-3(i)(5). For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Common Stock during the sixty (60)-day period prior to the first date of actual knowledge by the Board of the circumstances that resulted in a Change in Control, and (ii) if the Change in Control is the result of a transaction or series of transactions described in paragraph 1 or 2 of the definition of Change in Control in the Plan, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of a transaction described in paragraph 1 of such definition in the Plan shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition). For purposes of this Section 9, termination of employment shall mean a “separation from service” as determined in accordance with Treasury Regulation Section 1.409A-1(h). 10. Amendments to Restricted Stock Units. Subject to the specific limitations set forth in the Plan, the Board may at any time suspend or terminate any rights or obligations relating to this Award prior to the full settlement of your Award without your consent. 11. Shareholder Rights. You are not entitled to any rights as a shareholder with respect to any shares of Common Stock subject to this Award until they are transferred to you. Without limiting the foregoing, prior to the issuance and transfer to you of shares of Common Stock pursuant to this Agreement, you will have no right to receive dividends or amounts in lieu of dividends with respect to the shares of Common Stock subject to this Award nor any right to vote the shares of Common Stock prior to any shares being transferred to you. 10

12. Withholding of Tax-Related Items. Regardless of any action your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account of other tax-related withholding (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due from you is and remains your responsibility. Furthermore, neither the Company nor your Employer (a) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant of this Award, the vesting of this Award and the issuance of shares of Common Stock in settlement of this Award, the subsequent sale of any shares of Common Stock delivered upon settlement of this Award, the cancellation, forfeiture or repayment of any shares of Common Stock (or cash in lieu thereof) or the receipt of any dividends or dividend equivalents; or (b) commits to structure the terms of the grant, vesting, settlement, cancellation, forfeiture, repayment or any other aspect of this Award to reduce or eliminate your liability for Tax-Related Items. Prior to the delivery of shares of Common Stock upon the vesting of this Award, if any taxing jurisdiction requires withholding of Tax-Related Items in connection with the Award, the Company may withhold a sufficient number of whole shares of Common Stock that have an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to this Award. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company’s reasonable discretion). No fractional shares of Common Stock will be withheld or issued pursuant to the issuance of Common Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary, wages or other amounts payable to you, with no withholding in shares of Common Stock. In the event the withholding requirements are not satisfied through the withholding of shares or through your salary, wages or other amounts payable to you, no shares of Common Stock will be issued upon vesting of this Award unless and until satisfactory arrangements (as determined by the Company or your Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. Depending on the withholding method, the Company may withhold for Tax-Related Items by considering any applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If you are subject to taxation in more than one jurisdiction, you hereby expressly acknowledge that the Company, your Employer or another Subsidiary may be required to withhold and/or account for Tax- Related Items in more than one jurisdiction. By accepting this Award, you hereby expressly consent to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to this Award and any Common Stock delivered in payment thereof, including the extent to which the Company or your Employer does not so-withhold shares of Common Stock and/or cash, are your sole responsibility. 13. Changes in Capitalization or Corporate Structure. 11

This Award is subject to adjustment pursuant to Section 10(a) of the Plan in the circumstances therein described. 14. Employee Rights. Nothing in this Award shall be construed to guarantee you any right of Employment with the Company, your Employer or any Subsidiary or to limit the discretion of any of them to terminate your Employment at any time to the maximum extent permitted under local law. In consideration of the grant of the Award, you acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your Employment (for any reason whatsoever and whether or not in breach of contract or local labor laws), insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award as a result of such termination, or from the loss or diminution in value of the Award. By accepting this Award, you shall be deemed irrevocably to have waived any such claim or entitlement against the Company, your Employer and all Subsidiaries that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim. In the event your Employment ends and you are subsequently rehired by the Company or any Subsidiary, no Award previously forfeited or recovered will be reinstated. 15. Non - Transferability, Etc. This Award shall not be transferable other than (1) by will or the laws of descent and distribution or (2) pursuant to the terms of a court-approved domestic relations order, official marital settlement agreement or other divorce or settlement instrument satisfactory to State Street, in its sole discretion. In the case of transfer pursuant to (2) above, this Award shall remain subject to all the terms and conditions contained in the Plan and this Agreement, including vesting, forfeiture and clawback terms and conditions. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null, void and without effect and shall render this Award itself null and void. 16. Compliance with Section 409A of the Code. (a) The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability to you or to any other person if this Award is not so exempt or compliant. (b) If and to the extent (i) any portion of any payment, compensation or other benefit provided to you pursuant to the Plan in connection with your Employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, and 12

(ii) you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations you (through accepting this Award) agree that you are bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date shall be paid to you in a lump sum on such New Payment Date, and any remaining payments will be paid on their original deferral schedule. 17. Miscellaneous. (a) Awards Discretionary. By accepting this Award, you acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, forfeited, or terminated by the Company, in its sole discretion, at any time. The grant of this Award is a one-time benefit and does not create any contractual or other right to receive an award, compensation or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of shares of Common Stock subject to an award, performance criteria, and forfeiture, clawback and vesting provisions. (b) Company and Committee Discretion. Sections 3, 4, 5, 6, 7 and 8 of this Agreement are intended to comply with and meet the requirements of applicable law and related implementing regulations regarding incentive compensation and will be interpreted and administered accordingly as well as in accordance with any implementing policies and practices of the Company or its relevant Subsidiaries in effect from time to time. In making determinations under such Sections, the Company, the relevant Subsidiary or the Board, as applicable, may take into account, in its sole discretion, all factors that it deems appropriate or relevant. Furthermore, the Company, the relevant Subsidiary or the Board may, as applicable, take any and all actions it deems necessary or appropriate in its sole discretion, as permitted by applicable law, to implement the intent of Sections 4, 5, 6, 7 and 8, including suspension of vesting and payment pending an investigation or the determination by the Company, the relevant Subsidiary or the Board, as applicable. Each such Section is without prejudice to the provisions of the other Sections, and the Company, the relevant Subsidiary or the Board as applicable, may elect or be required to apply any or all of the provisions of Sections 3, 4, 5, 6, 7 and 8 to this Award. Sections 3, 4, 5, 6, 7 and 8 of this Agreement shall cease to apply upon your death at any time provided, however, if a UK Clawback Event, SSB Intl GmbH Identified Staff Clawback Event, a MC/EVP Clawback Event or a MC/EVP Clawback Breach has occurred pursuant to Section 6, 7 or 8, respectively, at or prior to your death, any amount that the Board has made a determination to recover under such Section shall continue to be payable to the Company. (c) Voluntary Participation. Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of compensation, is outside the scope of your employment contract, if any, and is not part of your normal or expected 13 compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments. (d) Electronic Delivery. The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system, including the Website, established and maintained by the Company, any of its Subsidiaries, the Equity Administrator or another party designated by the Company. (e) Electronic Acceptance. By accepting this Award electronically, (i) you acknowledge and agree that you are bound by the terms of this Agreement and the Plan and that you and this Award are subject to all of the rights, power and discretion of the Company, its Subsidiaries and the Board set forth in this Agreement and the Plan; and (ii) this Award is deemed accepted by the Company and the Company shall be deemed to be bound by the terms of this Agreement. (f) Language. By Participating in the Plan, you acknowledge that you are sufficiently proficient in English or have consulted with an advisor who is sufficiently proficient in English so as to allow you to understand the terms and conditions of this Agreement. You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If you have received this Agreement, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will prevail to the extent permitted under local law. (g) Additional Requirements. The Company reserves the right to impose other requirements on this Award, any shares of Common Stock acquired pursuant to this Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing. Further, issuance of Common Stock hereunder is subject to compliance by the Company and you with all legal requirements applicable thereto, including compliance with the requirements of 12 C.F.R. Part 359, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. (h) Public Offering. If you are a resident and/or employed outside the United States, the grant of this Award is not intended to be a public offering of securities in your country of residence (and country of Employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of this Award is not subject to the supervision of the local securities authorities. 14

(i) Limitation of Liability. No individual acting as a director, officer, employee or agent of the Company or any of its Subsidiaries will be liable to you or any other person for any action, including any Award forfeiture, Award recovery or other discretionary action taken pursuant to this Agreement or any related implementing policy or procedure of the Company. (j) Insider Trading. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). You further acknowledge that, depending on your country of residence (and country of Employment, if different) or your broker’s country of residence or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., this Award) or rights linked to the value of shares of Common Stock, during such times you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country of residence (and country of Employment, if different). Local insider trading laws and regulations may prohibit the cancellation, forfeiture or amendment of orders you place before you possess inside information. Furthermore, you are prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees. Any restriction under these laws or regulations is separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You hereby expressly acknowledge that it is your responsibility to be informed of and compliant with such regulations, and should consult with your personal advisor for additional information. (k) Exchange Rates. Neither the Company, your Employer or any Subsidiary shall be liable for any foreign exchange rate fluctuation, where applicable, between your local currency and the United States dollar that may affect the value of an Award or of any amounts due to you pursuant to the settlement of this Award or the subsequent sale of any shares of Common Stock acquired under the Plan. (l) Applicable Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to that Commonwealth’s conflicts of law principles. 18. Application of Local Law and Countries Addendum. (a) Notwithstanding Section 17(l), this Award shall be subject to all applicable laws, rules and regulations of your country of residence (and country of Employment, if different) and any special terms and conditions for your country of residence (and country of Employment, if different), including as set forth in the addendum that follows this Agreement (“Countries Addendum”), but limited to the extent required by local law. The Company reserves the right, in its sole discretion, to add to or amend the terms and conditions set out in the Countries Addendum as necessary or advisable in order to comply with applicable laws, rules and regulations or to facilitate the operation and administration of this Award and the Plan, including (but not limited to) circumstances where you transfer residence and/or Employment to another country. (b) As a condition to this Award, you agree to repatriate all payments attributable to the Common Stock acquired under the Plan in accordance with local 15 foreign exchange rules and regulations in your country of residence (and country of Employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of Employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal, tax and other obligations under local laws, rules and regulations in your country of residence (and country of Employment, if different). 19. Data Privacy. The Company is located at One Lincoln Street, Boston, Massachusetts, U.S.A. and grants Awards under the Plan to employees of the Company and its Subsidiaries in its sole discretion. You should carefully review the following information about the Company’s data privacy practices in relation to your Award. (a) Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company and your Employer collect, process and use certain personal data about you for the legitimate interest of implementing, administering and managing the Plan and generally administering Awards; specifically, including your name, home address, email address and telephone number, date of birth, social security number, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other incentive compensation awards granted, canceled, forfeited, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting Awards under the Plan, the Company will collect your personal data for purposes of allocating Awards and implementing, administering and managing the Plan. The Company’s collection, processing and use of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee incentive compensation awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by participating in the Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein. (b) Equity Administrator. The Company transfers your personal data to the Equity Administrator, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Equity Administrator and share your personal data with another company that serves in a similar manner. The Equity Administrator will open an account for you to track your Award and to ultimately receive and trade shares of Common Stock acquired under the Plan. You will be asked to agree on separate terms and acknowledge data processing practices with the Equity Administrator, which is a condition to your ability to participate in the Plan. (c) Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. If the Company keeps your data longer, it would be to satisfy legal or 16 regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations. For further information about the processing of your personal data, please see the GHR Privacy Notice. * * * * * 17

Exhibit I [ ] Performance-Based Restricted Stock Unit Awards o Performance Period: The three (3) calendar years commencing January 1, [ ] and ending on December 31, [ ]. o The number of Restricted Stock Units eligible to vest is based 50% on the three- year simple average of the return on equity (“Average ROE”) and 50% on the three-year simple average of pre-tax margin (“Average Margin”), each as determined under Generally Accepted Accounting Principles for each calendar year [ ] of the period from January 1, [ ] to December 31, [ ] (the “Performance Period”), adjusted to reflect events or items identified by the Board (“Calculation Adjustments”) such as (i) any formally adopted change in, or elimination or addition of, an accounting standard or principle, or any change in the interpretation thereof, whether identified as a change, error, correction or otherwise denominated, by the Financial Accounting Standards Board, the Securities Exchange Commission or its staff, the Public Company Accounting Oversight Board, or any other competent accounting or regulatory body, as determined by the Board based on objective information; (ii) any non- discretionary change in tax or bank regulatory laws, rules, final regulations or other binding interpretations or guidance issued by a competent regulatory body; (iii) any acquisition, disposition, joint venture or restructuring by the Company of a business or portion thereof, however structured in any year during the Performance Period; (iv) any merger and integration expenses in any year during the Performance Period; (v) any restructuring expenses (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments) in any year during the Performance Period; (vi) any impact (dilution and associated initial and ongoing expenses) of share buybacks (or cancellations of share buybacks) or securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures in any year during the Performance Period; and (vii) any settlement, charge or other payment made with respect to any litigation or regulatory matter arising from events that occurred prior to the Performance Period; provided, however, that for the avoidance of doubt, the Board retains the discretionary right to disregard any Calculation Adjustment that would result in an increase to Average ROE or to Average Margin and to reduce any Award for any Performance Period for other material events or items that affect performance. o The Total Vesting Percentage will be determined by reference to the percentages listed in Tables 1 and 2 below opposite the Average ROE and Average Margin, respectively (the “Vesting Percentage”). The Vesting Percentage for the Average ROE and for the Average Margin will be determined under Tables 1 and 2, respectively, using linear interpolation to adjust between percentage points and rounding up to the nearest one-tenth of one percent, as determined by the Board in its sole discretion. The Average ROE Vesting Percentage and the Average Margin Vesting Percentage will be added together to determine the Total Vesting Percentage. o EMEA Risk Adjustment Percentage: if you were employed in EMEA during all or a portion of the [ ] calendar year performance period that resulted in the Award 18 grant, the number of Restricted Stock Units eligible to vest will be further adjusted by the EMEA Risk Adjustment Percentage. The EMEA Risk Adjustment Percentage will be determined in accordance with the EMEA Risk Adjustment Guidelines in effect from time to time (which Guidelines can be found on the Website). In no event shall application of the EMEA Risk Adjustment Percentage result a number of Restricted Stock Units eligible to vest exceeding [applicable %] of the Award. Table 1: Average ROE Vesting Percentage Three-year [ ] Average ROE Average ROE Vesting Percentage [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] Table 2: Average Margin Vesting Percentage Three-year [ ] Average Margin Vesting Average Margin Percentage [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] 19

[applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] 20

APPENDIX A COUNTRIES ADDENDUM TO [ ] RESTRICTED STOCK UNIT AWARD AGREEMENT STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN A. United States B. Australia C. Austria D. Belgium E. Brazil F. Brunei G. Canada H. Cayman Islands I. China J. Denmark K. France L. Germany M. Hong Kong N. India O. Ireland P. Italy Q. Japan R. Jersey S. Luxembourg T. Netherlands U. Norway V. Poland W. Singapore X. South Korea Y. Switzerland Z. Taiwan AA. Thailand BB. United Arab Emirates CC. United Kingdom A. UNITED STATES ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of 21 the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of 22 this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 23

3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 3(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Management Committee, you will give 180 days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information 24 to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your Employment or, with respect to the portion of the Non-Compete Period that follows termination of your Employment, within the two years preceding the date of the termination of your Employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your Employment for any reason under the following circumstances: 25

Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (d) Exceptions-- (i) If you reside in or have a primary reporting location in California, then this Paragraph 5 applies only during your Employment, but has no effect after the termination of your Employment for any reason. (ii) If you reside in or are employed in Massachusetts and State Street terminates your employment involuntarily not for cause, then this Paragraph 5 applies only during your Employment, but has no effect after such termination. Here, “cause” means: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your Employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or 26

(2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post- employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of 2 years following termination of your Employment. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your Employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your Employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account 27 transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be 28 entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Common Stock granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of 29 restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * Entire Agreement. The Plan and the Agreement constitute the complete understanding and agreement between the parties to the Agreement with respect to this Award, and supersedes and cancels any previous oral or written discussions, agreements or representations regarding this Award or the Common Stock. B. AUSTRALIA ______________________________________________________________________ 30

1. Award Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of this Award is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia. 2. Tax Deferral. This Award is intended to be subject to tax deferral under Subdivision 83A-C of the Income Tax Assessment Act 1997 (subject to the conditions and requirements thereunder). 3. Offer Document. The terms of your Award incorporate the rules of the Plan, the Agreement, this Countries Addendum and the provisions of the Offer Document found in Appendix B. The Offer Document is hereby incorporated into, and forms an integral and material part of, the Agreement and this Countries Addendum. By accepting your Award, you will be bound by the rules of the Plan, the Agreement, this Countries Addendum and the attached Offer Document. 4. Non-Solicitation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another Person in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries (excluding any such Officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any Person other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their clients or customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: 31

(i) transfer the Client’s business from the Company or any of its Subsidiaries to any other Person; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other Person. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 4 shall be inapplicable following a Change in Control. 5. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or the Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, if you hold the title of Vice President or higher immediately prior to termination of your Employment, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance notice in writing; (2) If you are an Executive Vice President (but not a member of the Management Committee), you will give 90 days’ advance notice in writing; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or 32 their business, and/or preserving its or their client and customer relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (iii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph (a) by giving immediate effect to your resignation and making a payment of basic salary in lieu of any remaining portion of the Notice Period; provided that such action shall not affect your other obligations under this Addendum. (b) Non-Competition. (i) This Paragraph (b) shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your Employment and following its termination for the period of time specified in Paragraph 5(b)(iii) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. 33

(iii) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (iv) The period of months referred to in Paragraph 5(b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 5(a)(ii) above. (v) Nothing in this Paragraph (b) shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) Definitions. For the purpose of this Addendum, the following terms are defined as follows: (i) “Client” means a current or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal 34 contact during the Relevant Period. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your Employment with your Employer ends. (ii) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iii) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a limited liability partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (iv) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (v) “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 3(a)(ii). (vi) “Restricted Territory” means any area or territory: 1. in which you worked during the Relevant Period; and/or 2. in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (vii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (viii) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 6. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Addendum is appended or following the termination of your Employment). The Company or any of its 35

Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 7. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their confidential information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 8. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 9. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 10. Interpretation of Business Protections. The agreements made by you in Paragraphs 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Addendum is severable and independently enforceable without reference to the enforcement of any other provision. Consistent with the Restraint of Trade Act 1976 (NSW), if any restriction set forth in this Paragraph is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 11. Assignment. Except as provided otherwise herein, this Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 12. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Addendum, and it shall be deemed to have been accepted by the Company. 36

13. Notification Requirement. During the period of restriction under Paragraph 3(b) above and for a further 45 days after that period of restriction has expired, you shall give notice to the Company of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Addendum. 14. Certain Limitations. (a) Nothing in this Addendum prohibits you from reporting possible violations of United States federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of United States federal law or regulation, or similar Australian law or regulation. Moreover, nothing in this Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. C. AUSTRIA ______________________________________________________________________ No country-specific provisions. D. BELGIUM ______________________________________________________________________ No country-specific provisions. E. BRAZIL 37

______________________________________________________________________ 1. Compliance with Law. By accepting the Award, you expressly acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Award, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan. 2. Labor Law Acknowledgment. You expressly acknowledge and agree that, for all legal purposes, (a) the benefits provided pursuant to the Agreement and the Plan are the result of commercial transactions unrelated to your Employment; (b) the Agreement and the Plan are not a part of the terms and conditions of your Employment; and (c) the income you realize from the Award, if any, is not part of your remuneration from Employment. BY ELECTRONICALLY ACCEPTING THE AGREEMENT AND THIS COUNTRIES ADDENDUM, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, YOUR AGREEMENT AND THIS COUNTRIES ADDENDUM. F. BRUNEI ______________________________________________________________________ IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Countries Addendum, the Plan, and all other materials pertaining to this Award and/or the Plan have not been reviewed by any regulatory authority in Brunei Darussalam. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice. 1. Securities Law Notice. The grant of the Award is made pursuant to a private offering exemption under section 117 of the Securities Markets Order, 2013 ("SMO") on which basis it is exempt from the prospectus and registration requirements under the SMO and is also exempt from the capital markets services licensing requirements under section 159(1)(d) as being the administration of an employee participation scheme. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track 38 record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Order, 1999 and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such rights; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 3. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 15, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will 39 not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 4. Non-Solicitation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 4 shall be inapplicable following a Change in Control 5. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the 40

Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (A) if you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance notice; (B) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (C) if you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (D) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (iii) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in Paragraph (iv) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iv) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Section 4 by giving immediate effect to your resignation and making a payment in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. 41

(b) Non-Competition. (i) This Paragraph 5(b) shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your Employment and following its termination for the period of time specified in Paragraph 5(b)(iii) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (A) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (B) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; and/or (C) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your 6 months Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 42

You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (iv) The period of months referred to in Paragraph 5 (b)(iii) above will be reduced by one day for every day during which, at the Company’s direction, you are on a complete leave of absence pursuant to Paragraph 5(a)(iii) above. 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or 43 organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (d) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (e) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (f) “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 5(a)(iii). (g) “Restricted Territory” means any area or territory: (i) in which you worked during the Relevant Period; and/or (ii) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (h) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (i) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (j) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is 44 appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of this Award. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 9. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 10. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 11. Interpretation of Business Protections. The agreements made by you in Paragraphs 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 12. Assignment. Except as provided otherwise herein, this Countries Addendum 45 shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 13. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by and the Company shall be deemed equivalent to the Award having been signed by both parties. 14. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5(b) expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 15. Certain Limitations (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of any applicable law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney- client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Banking Order, 2006 and any applicable law or regulation, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. G. CANADA ______________________________________________________________________ 46

1. Settlement in Shares of Common Stock. Notwithstanding anything to the contrary in the Agreement, this Countries Addendum or the Plan, your Award shall be settled only in shares of Common Stock (and may not be settled in cash). 2. Use of English Language. The following provision will apply if you are a resident of Quebec: You acknowledge and agree that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. In French: Vous reconnaissez et consentez que c’est votre souhait exprès qui cet accord, de même que tous documents, toutes notifications et tous procédés légaux est entré dans, donné ou instituté conformément ci- annexé ou relatant directement ou indirectement ci-annexé, est formulé dans l’anglais. Une version française de cet Accord peut être consultée sur l’intranet. H. CAYMAN ISLANDS ______________________________________________________________________ No country-specific provisions. I. CHINA ______________________________________________________________________ 1. Award Conditioned on Satisfaction of Regulatory Obligations. If you are a national of the Peoples’ Republic of China (“PRC”), this Award is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange (“SAFE”) to permit the operation of the Plan and the participation of PRC nationals employed by the Company or a Subsidiary, as determined by the Company in its sole discretion. 2. Common Stock Must Remain With Equity Administrator. You agree to hold the shares of Common Stock received upon settlement of this Award with the Equity Administrator until the shares are sold. 3. Exchange Control Restrictions. You understand and agree that, if you are subject to exchange control laws in China, you will be required immediately to repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan. You further understand that such repatriation of proceeds shall be 47 effected through a special bank account established by the Company, and you hereby consent and agree that proceeds from the sale of shares of Common Stock acquired under the Plan may be transferred to such account by the Company on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. 4. Sale of Shares upon Termination of Employment. If you are a PRC national and you cease to be employed by the Company and its Subsidiaries for any reason, you will be required to sell all shares of Common Stock acquired upon vesting of this Award within such time frame as may be required by the SAFE or the Company (in which case, by accepting this Award, you hereby expressly authorize the Company to issue sales instructions on your behalf). You agree to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted above) and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of shares of Common Stock at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the shares of Common Stock are sold, the sale proceeds, less any withholding of Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to you in accordance with applicable exchange control laws and regulations. 5. Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Countries Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and this Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements. J. DENMARK _____________________________________________________________________ Danish Stock Option Act. In accepting the Award, you acknowledge 48 and agree that the Award may be subject to additional terms and conditions, to the extent the Danish Stock Option Act applies to the Award. K. FRANCE ______________________________________________________________________ French Language Version. You may obtain a copy the Agreement in French on the Fidelity Website. In French: Une version française de cet Accord peut être consultée sur l’intranet. L. GERMANY ______________________________________________________________________ Subsection (a)(ii) of Section 4 General Circumstances of Forfeiture shall not apply to an Award subject to this Agreement. M. HONG KONG ______________________________________________________________________ 1. IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Countries Addendum, the Plan, and all other materials pertaining to this Award and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice. 2. Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Common Stock shall be null and void. 3. Settlement in Shares of Common Stock. Notwithstanding Section 2(b) of the Agreement, this Award shall be paid in shares of Common Stock only and does not provide any right for you to receive a cash payment. 4. Award Benefits Are Not Wages. This Award and the shares of Common Stock underlying this Award do not form part of your wages for purposes of calculating any statutory or contractual payments under Hong Kong Law. 5. Non-Solicitation. 49

(a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of nine (9) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 5 shall be inapplicable following a Change in Control 6. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. 50

All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit your Employer, the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance notice; (2) If you are an Executive Vice President (but not a member of the Management Committee), you will give 90 days’ advance notice; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (iii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Section 5 by giving immediate effect to your resignation and making a payment in lieu of any notice due; provided that such action shall not affect your other obligation under this Countries Addendum. (b) Non-Competition. (i) This Paragraph (b) shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. 51

(ii) During your Employment and following its termination for the period of time specified in Paragraph 6(b)(iii) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 6 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. 52

If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (iv) The period referred to in Paragraph (b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph (a)(ii) above. (v) Nothing in this Paragraph 6 shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (i) “Client” means a present or former customer or client of your Employer, the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the Relevant Period. A former customer or client means a customer or client for which your Employer, the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your Employment with your Employer ends. (ii) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iii) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (iv) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (v) “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is 53 applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 4(a)(ii). (vi) “Restricted Territory” means any area or territory: (1) in which you worked during the Relevant Period; and/or (2) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (vii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (viii) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with your Employer, you will reasonably cooperate with your Employer, the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). Your Employer, the Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their confidential information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of this Award. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 9. No Waiver. No delay by your Employer, the Company or any of its 54

Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 10. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 11. Interpretation of Business Protections. The agreements made by you in Paragraphs 5 and 6 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 12. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 13. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by your Employer and the Company. 14. Notification Requirement. Until 45 days after the period of restriction under Paragraph 6(b) expires, you shall give notice to your Employer of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide your Employer with such other pertinent information concerning such business activity as your Employer or the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 15. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify your Employer or the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. 55

(b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. N. INDIA ____________________________________________________________________ 1. Repatriation. You expressly agree to repatriate all sale proceeds and dividends attributable to shares of Common Stock acquired under the Plan in accordance with local foreign exchange control rules and regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines and penalties resulting from your failure to comply with applicable laws, rules or regulations. 2. Covenants. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 3. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 18 below, you agree specifically as 56 follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information regardless of whether such Confidential Information is or was acquired by you before commencement of your employment with the Company, in the course of employment hereunder or otherwise. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. (c) State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 4. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, 57 without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) Ownership of, and all right, title, and interest in, all work product, improvements, developments, discoveries, proprietary information, trademarks, trade names, logos, art work, slogans, know-how, processes, methods, trade secrets, source code, application development, designs, drawings, plans, business plans or models, blue prints (whether or not registrable and whether or not design rights subsist in them), utility models, works in which copyright may subsist (including computer software and preparatory and design materials thereof), inventions (whether patentable or not, and whether or not patent protection has been applied for or granted) and all other intellectual property throughout the world, in and for all languages, including but not limited to computer and human languages developed or created from time to time by or for the Company or the Employer by you, whether before or after commencement of employment with the Company (the "Intellectual Property") shall vest in the Employer. (c) You acknowledge that, by reason of being employed by your Employer all Intellectual Property created by you shall be regarded as having been made under a contract of service. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign in favour of the Employer, for no additional consideration, all of your rights, title and interest in and to all the Intellectual Property, together with the rights to sublicense or transfer any and all rights assigned hereunder to third parties, in perpetuity. Such assignment shall be worldwide and royalty free. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, national or foreign laws, rules or regulations in respect of any Intellectual Property and all similar rights thereto. You will not pursue any ownership or other interest in such Intellectual Property. (d) You will disclose promptly and in writing to the Company or your Employer all Intellectual Property, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to the Employer any rights in Intellectual Property; (ii) to obtain or perfect such rights; (iii) to execute all papers, at the Employer’s expense, that the Company shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce the Employer’s interest in them. (e) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 58

5. Non-Solicitation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries; or (iii) solicit, encourage, or induce or attempt to solicit, encourage, or induce any marketing agent, vendor, partner or consultant of the Company or Employer to terminate his agency, contract or consultancy with the Company, or any prospective employee with whom the Company or the Employer has had discussions or negotiations within six (6) months prior to your termination of employment, not to establish a relationship with the Company or Employer. (iv) For purposes of this Paragraph 5, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 5 shall be inapplicable following a Change in Control. 6. Notice Period Upon Resignation. (a) This Paragraph 6 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Management Committee, you will give 180 days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. 59

(c) You may submit your resignation subject to the period of notice set out in the above paragraph or your employment agreement (whichever is longer), or if acceptable to the Employer in its discretion, payment of salary in lieu thereof to the Employer. Any resignation would have to be accepted by the Employer to become effective. Once accepted, the resignation cannot be withdrawn by you without the express consent of the Employer. (d) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (e) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (f) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 6, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 7, if applicable, in addition to any other remedies available under law. (g) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 6, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 6 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (h) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 6 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 7. Non-Competition. (a) This Paragraph 7 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment, and following its termination for the period of time specified in Paragraph 7(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any 60 products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your Employment or, with respect to the portion of the Non-Compete Period that follows termination of your Employment, within the two years preceding the date of the termination of your Employment. (c) Unless one of the exceptions in Paragraph 7(d) applies to you, the Non- Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (d) Exceptions: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your Employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or 61

(2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post- employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of 2 years following termination of your Employment. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your Employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your Employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 8. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries 62 whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in future. 9. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 10. Non-Disparagement. You agree that during your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 11. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be 63 entitled to permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Common Stock granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum any unvested portion of your Award will cease to vest upon such determination. 12. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 13. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 14. Interpretation of Business Protections. The agreements made by you in Paragraphs, 3, 4, 5, 6 and 7 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 15. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 16. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 64

17. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 7 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 18. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of central law or regulation to any governmental agency or regulatory authority or from making other disclosures to the extent such disclosure is protected under any whistleblower provisions of any applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) To the extent permitted by applicable law you shall not be held criminally or civilly liable under any applicable law if you disclose a Company trade secret: (i) in confidence to a Central, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product and other privileged information Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. 19. Survival. The confidentiality obligations and all other obligations in Country Addendum that are meant to survive termination of this Agreement shall survive termination of your employment. O. IRELAND ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. Your 65 failure to comply with the terms and conditions below may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms and defined terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Non-Solicitation. (a) This Paragraph 1 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of twelve (12) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 1 shall be inapplicable following a Change in Control 2. Notice Period Upon Resignation. 66

(a) In order to permit your Employer, the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (i) If you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance written notice; (ii) If you are an Executive Vice President (but not a member of the Management Committee), you will give 90 days’ advance written notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (b) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence otherwise known as “garden leave” and relieve you of some or all of your duties and responsibilities and to cease attending your place of work and/or to cease contact with the Employer’s employees and customers. During any period of garden leave, you will remain subject to the provisions of this agreement and to your obligation of fidelity to your Employer, the Company and its Subsidiaries. Except as provided otherwise in Paragraph (d) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or, subject to applicable law, to accrue any paid vacation time. (c) You agree that should you fail to provide advance written notice of your resignation as required in this Paragraph 2, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, in addition to any other remedies available under law. (d) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph 2, and give immediate effect to your resignation and make a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligation under this Countries Addendum. 3. Non-Competition. 67

(a) This Paragraph 3 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment and following its termination for the period of time specified in Paragraph 3(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries within the island of Ireland or the United Kingdom, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your Employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries for which you have provided services, as conducted or in planning during your Employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) The Non-Compete Period will continue (such period to be reduced by the duration of the Notice Period as defined in Paragraph 2 above) after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 6 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the 68 termination of your Employment: will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families 4. Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your Employment with your Employer ends. (b) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (c) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (d) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future and has the meaning assigned to such by section 7 of the Companies Act 2014. 5. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will make yourself available and reasonably cooperate with the Company or the relevant Subsidiary or their advisers with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation provided that such expenses are approved in advance by the Company or Employer. 69

6. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s/legal fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 7. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 8. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 9. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2 and 3 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 10. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 11. Electronic Acceptance. By accepting this Award electronically, you will 70 be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 12. Notification Requirement. Until 45 days after the period of restriction under Paragraph 2 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 13. Certain Limitations. Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other relevant disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. P. ITALY ______________________________________________________________________ No country-specific provisions. Q. JAPAN ______________________________________________________________________ No country-specific provisions. R. JERSEY ______________________________________________________________________ No country-specific provisions. S. LUXEMBOURG ______________________________________________________________________ 71

In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. Your failure to comply with the terms and conditions below may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Non-Solicitation. (a) This Paragraph 1 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice 72

President or higher. Notwithstanding the foregoing, this Clause 4 shall be inapplicable following a Change in Control. 2. Non-Competition. (a) This Paragraph 2 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your Employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries for which you have provided services, as conducted or in planning during your Employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) For the period of time specified in Paragraph 2(d) below after you leave the company (the “Non-Compete Period”), whatever the reason, you will not, directly or indirectly, as a self-employed person whether as owner, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries, this area being in any case limited to the Grand-Duchy of Luxembourg. Specifically, but without limiting the foregoing, you agree not to engage in any manner as a self- employed person in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your Employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (d) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any 73 time during the twelve (12) months immediately preceding the termination of your Employment You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families 3. Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your Employment with your Employer ends. (b) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (c) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. (d) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 74

4. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of- pocket and properly documented expenses you incur in connection with such cooperation. 5. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their confidential information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 6. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 7. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 8. Interpretation of Business Protections. The agreement made by you in Paragraph 1 and 2 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 75

9. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 10. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 11. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of state law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, and/or privileges applicable to information covered by the bank secrecy (Article 41 of the Law on the financial sector dated April 5, 1993, as amended), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. T. NETHERLANDS ______________________________________________________________________ Waiver of Termination Rights. As a condition to the grant of this Award, you hereby waive any and all rights to compensation or damages as a result of the termination of Employment with the Company and the Subsidiary that employs you in the Netherlands for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) your ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination. U. NORWAY 76

______________________________________________________________________ No country-specific provisions. V. POLAND ______________________________________________________________________ Kopię tej Umowy w języku polskim może Pan/Pani otrzymać wchodząc na Stronę. W. SINGAPORE ______________________________________________________________________ Qualifying Person Exemption. The following provision shall replace Section 16(h) of the Agreement: The grant of the Award under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses shall not apply. You should note that, as a result, the Award is subject to section 257 of the SFA and you will not be able to make: (i) any subsequent sale of shares of Common Stock in Singapore; or (ii) any offer of such subsequent sale of shares of Common Stock subject to the Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.). X. SOUTH KOREA ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of 77 the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of 78 this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any applicable law, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such rights; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 79

3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Management Committee, you will give 180 days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) 80 below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your Employment or, with respect to the portion of the Non-Compete Period that follows termination of your Employment, within the two years preceding the date of the termination of your Employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or 12 months 81 higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (d) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your Employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (e) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your Employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (f) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. 82

Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is 83 appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Common Stock granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 84

12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of any applicable law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any applicable trade secret laws if you disclose a Company trade secret: (i) in confidence to a regulatory or government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or 85

(ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information to the extent permitted by the applicable law, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. Y. SWITZERLAND ______________________________________________________________________ Securities Law Notice. Neither this document nor any other materials relating to the Award (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services, (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or a Subsidiary, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSa or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA. Z. TAIWAN ______________________________________________________________________ No country-specific provisions. AA. THAILAND In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of 86 the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the 87 terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such rights: (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations: and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 3. Non-Solicitation. 88

(a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Management Committee, you will give 180 days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may 89 not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your Employment or, with respect to the portion of the Non-Compete Period that follows termination of your Employment, within the two years preceding the date of the termination of your Employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or 12 months higher 90

You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (d) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your Employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (e) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your Employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (f) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 91

6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during 92 your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Common Stock granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other 93 provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or State trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any 94 information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information to the extent permitted by the applicable law, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. BB. UNITED ARAB EMIRATES ______________________________________________________________________ Securities Law Notice. This document may not be distributed in the Kingdom except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective recipients of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser. CC. UNITED KINGDOM ______________________________________________________________________ 1. Income Tax and Social Insurance Contribution Withholding. Without limitation to Section 11 of the Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby consent to pay all such Tax-Related Items, as and when requested by the Company and or your Employer (if different) or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and your Employer (if different) against any Tax-Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or your Employer (as appropriate) the amount of any NICs 95 due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 11 of the Agreement. 2. Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Common Stock, whether or not as a result of such termination, (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Common Stock. Upon the grant of your Award, you shall be deemed irrevocably to have waived any such entitlement. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of twelve months (12) from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries (excluding any such Officer whose employment was involuntarily terminated) and with whom you had substantive and reoccurring personal contact during the final six (6) months of your employment; or (ii) engage in the Solicitation of Business from any Client on behalf of any Person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, connections, costings, data documentation, files, finances, formulas, processes, production or sales information, products, programs, research, training aids, printed materials, methods, books, records, client files, policies and procedures, marketing strategies, client and prospect lists, employee data and other information (whether in written, oral, visual or electronic form and wherever located) relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or 96

(iii) divert a business opportunity from the Company or any of its Subsidiaries to any other Person. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or the Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance notice; (2) If you are an Executive Vice President but not a member of the Management Committee), you will give 90 days’ advance notice; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (iii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, 97 and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph (a) by giving immediate effect to your resignation and making a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. (b) Non-Competition. (i) This Paragraph (b) shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your Employment and following its termination for the period of time specified in Paragraph 4(b)(iii) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: 98

You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (iv) The period of months referred to in Paragraph (b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 4(a)(ii) above. (v) Nothing in this Paragraph (b) shall prevent your ownership for investment purposes only of shares or other securities of two percent (2%) or less of the total issued capital of any company whether or not its securities are publicly traded. (c) Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (i) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised, have had substantive and recurring personal contact during the last twelve (12) months of your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. 99

(ii) “Products or Services” means any products or services which are of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iii) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a limited liability partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (iv) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (v) “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 3(a)(ii). (vi) “Restricted Territory” means any area or territory: (1) in which you worked during the Relevant Period; and/or (2) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (vii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (viii) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 5. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 6. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and 100 their confidential information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 7. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 8. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 9. Interpretation of Business Protections. The agreements made by you in Paragraphs 3 and 4 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 10. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 11. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 12. Notification Requirement. Until 45 days after the period of restriction under this Paragraph 4 (b) expires, you shall give notice to the Company of each new business 101 activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 13. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * 102

APPENDIX B OFFER DOCUMENT STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN OFFER OF COMMON STOCK TO AUSTRALIAN RESIDENT EMPLOYEES GRANT DATE: [ ] INVESTMENT IN SHARES INVOLVES A DEGREE OF RISK. EMPLOYEES WHO ELECT TO PARTICIPATE IN THE PLAN SHOULD MONITOR THEIR PARTICIPATION AND CONSIDER ALL RISK FACTORS RELEVANT TO THE PURCHASE OF COMMON STOCK UNDER THE PLAN AS SET OUT IN THIS OFFER DOCUMENT AND THE ADDITIONAL DOCUMENTS. ANY ADVICE CONTAINED IN THIS OFFER DOCUMENT IN RELATION TO THE COMMON STOCK BEING OFFERED UNDER THE PLAN DOES NOT TAKE INTO ACCOUNT THE OBJECTIVES, FINANCIAL SITUATION AND NEEDS OF ANY INDIVIDUAL EMPLOYEE. EMPLOYEES SHOULD CONSIDER OBTAINING THEIR OWN FINANCIAL PRODUCT ADVICE FROM AN INDEPENDENT PERSON LICENSED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION TO GIVE ADVICE ABOUT PARTICIPATING IN THE PLAN. 103

OFFER OF COMMON STOCK TO AUSTRALIAN RESIDENT EMPLOYEES STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN We are pleased to provide you with this offer to participate in the State Street Corporation 2017 Stock Incentive Plan (Plan). This Offer Document sets out information about grants of Common Stock (referenced as “Restricted Common Stock Units” in the Plan) (Awards) under the Plan and the Common Stock Award Agreement (Agreement) to Australian resident employees of subsidiaries of State Street Corporation (Company). The purpose of the Plan is to advance the interests of the Company by providing for the grant of Common Stock-based Awards. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to the in the Plan. 1. OFFER This is an Offer of Common Stock, as may be granted from time to time in accordance with the Plan by the Company to selected eligible employees of Australian Affiliates. The grant of Common Stock under the Plan is intended to comply with the provisions of the Australian Corporations Act 2001 (Cth) (Corporations Act 2001), Australian Securities and Investment Commission (ASIC) Regulatory Guide 49 and ASIC Class Order 14/1000. 2. TERMS OF GRANT The terms of your Award incorporate the rules of the Plan, this Offer Document and your Agreement. By accepting your Award, you will be bound by the rules of this Offer Document, the Plan and your Agreement. 3. ADDITIONAL DOCUMENTS In addition to the information set out in this Offer Document, the following attached documents provide further information necessary to make an informed decision about participating in the Plan: (a) the Plan and related U.S. prospectus; (b) the Agreement and the Countries Addendum; (c) the Australian Addendum; and - 104 -

(d) the Employee Information Supplement. (collectively, Additional Documents). The Plan document sets out, among other details, the nature of your Award and the consequences of a change in the nature or status of your Employment. To the extent of any inconsistency between (a) this Offer Document or the Australian Addendum and (b) any Additional Document (other than the Offer Document and Australian Addendum), the terms of the Offer Document will apply. 4. RELIANCE ON STATEMENTS You should not rely upon any oral statements made to you in relation to this Offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan. 5. WHO IS ELIGIBLE TO PARTICIPATE You are eligible to participate in the Plan if, at the time of the offer, you are an Australian resident employee, officer, consultant, advisor or non-employee Director of the Company or an Australian subsidiary and meet the eligibility requirements established under the Plan. 6. ACCEPTING AN AWARD Your Agreement sets out the key details of your Award. To accept your grant you must expressly accept the Award within the period set out in your Agreement, and in any case no more than thirty (30) days from the date on which the Board made the determination to grant the Award. 7. WHAT ARE THE MATERIAL TERMS OF AN AWARD? (a) What is Common Stock? A Common Stock Award represents the right to receive shares of Common Stock of the Company on fulfilment of the time-based performance and vesting conditions set out in your Agreement. When your Common Stock vests, you will be issued shares of the Company’s Common Stock at no monetary cost to you. The Common Stock is considered “restricted” because it will be subject to forfeiture and restrictions on transfer until it vests. The restrictions will be set forth in the attached Agreement. - 105 -

(b) Do I have to pay any money to receive the Common Stock Award? No. You do not pay any monetary consideration to receive this Award, and you do not pay any monetary consideration to receive the shares of Common Stock subject to your Award upon vesting. (c) How many shares of Common Stock will I receive upon vesting of my Common Stock Award? Your Agreement will indicate the number of shares of Common Stock subject to your Award. (d) When do I become a Stockholder? You are not a stockholder merely as a result of holding an Award, and your Award does not entitle you to vote or receive dividends, notices of meeting, proxy statements or other materials provided to stockholders until the shares of Common Stock are issued to you upon vesting. You should also refer to your Agreement for details of the consequences of a change in the nature of your Employment. (e) Can I transfer my Award to someone else? No. However, once shares of Common Stock are issued to you upon vesting, the shares will be freely tradeable and transferable. Please note, though, the possible disclosure obligations included under clause 9. 8. WHAT IS A SHARE OF STOCK IN THE COMPANY? Common stock of a U.S. corporation is analogous to ordinary shares of an Australian company. Each holder of Common Stock is entitled to one vote for every share of Common Stock held in the Company. Dividends may be paid on the shares of Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board of Directors of the Company. The shares of Common Stock are traded on the New York Common Stock Exchange and are traded under the symbol STT. Shares of Common Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions. - 106 -

9. HOW CAN I OBTAIN UPDATED INDICATIVE EXAMPLES OF THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS? Within a reasonable period following your request, the Company undertakes to provide you with the Australian dollar equivalent of the current market price of a share of Common Stock, (calculated as at the date of your request). The current market price for this purpose will be the final sale price of a share of Common Stock on the New York Common Stock Exchange on the trading day immediately preceding the date of your request. The Australian dollar equivalent of these prices will be calculated using the Australian/U.S. dollar exchange rate published by an Australian bank on the business day immediately preceding the date of your request. Please note that the Australian dollar equivalent of these prices is only provided as information and not as a prediction of the Australian dollar equivalent of the fair market value of a share of Common Stock at the time of vesting. The Australian dollar equivalent at these times will depend on the exchange rate applied by your bank in converting your Australian dollars to U.S. Dollars at the time of vesting. The exchange rate is available at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html You should direct your request to: Name: David Cogliano Title: Vice President, Total Rewards Management Australian Affiliate means State Street Australia Limited; State Street Global Advisors Australia; State Street Bank and Trust Company – Sydney Branch and any other Associated Body Corporate employing Employees in Australia. Address: State Street Financial Center, 1 Lincoln Street, Boston, MA 02116, USA Phone: +1 617-662-3686 Email: DCogliano@statestreet.com 10. WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS' PARTICIPATION IN THE PLAN? Employees should consider generally the risk factors connected with investing in securities and, in particular, to holding shares of Common Stock. You should be aware that the fair market value of shares of Common Stock underlying your Award and the future value of shares of Common Stock you acquire and the Australian dollar equivalent of these values will be affected by: (a) fluctuations in the Company's performance; - 107 -

(b) fluctuations in the U.S.$/A$ exchange rate; (c) factors identified from time to time by the Company's filings with the U.S. Securities and Exchange Commission; (d) fluctuations in the domestic and international market for listed stocks (e) general economic conditions including interest rates, inflation rates, commodity and oil prices; (f) changes to governmental fiscal, monetary and regulatory policies; (g) legislation or regulation; (h) the nature of the markets in which the Company operates; and (i) general operational business risks. Please note that if you offer your shares of Common Stock for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. Please obtain legal advice on your disclosure obligations before you make any such offer. 11. PLAN MODIFICATION, TERMINATION, ETC. Subject to Section 9 of the U.S. Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any part of it at any time. 12. WHAT ARE THE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN? Please see the Additional Document entitled "Employee Information Supplement – Common Stock Awards" for information regarding the Australian tax treatment of your Award. 13. WHAT ARE THE U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN? Employees (who are not U.S. citizens or permanent residents) will not be subject to U.S. tax by reason only of the grant and vesting of the Common Stock or the sale of shares of Common Stock, except as described in the dividends section of the “Employee Information Supplement - Common Stock”. However, liability for U.S. taxes may accrue if an employee is otherwise subject to U.S. taxes. - 108 -

The above is an indication only of the likely U.S. taxation consequences for Australian resident employees receiving Awards under the Plan. Award recipients should seek their own advice as to the U.S. taxation consequences of Plan participation. 14. RESTRICTION ON CAPITAL RAISING 5% LIMIT In addition to any other limitations as identified in this Offer Document, the Plan or as prescribed by the Board from time to time under the terms of the Plan, there is an overall restriction on the number of shares of Common Stock that can be issued to Australian employees. * * * * * We urge you to carefully review the information contained in this Offer Document and the Additional Documents. If you have any questions, please contact the person listed in clause 9. Yours sincerely, State Street Corporation - 109 -

APPENDIX C SPECIFIED JOB FAMILIES Specified Job Families subject to the Award’s non-competition provisions include [specified job families]. - 110 -

STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN [ ] Deferred Stock Award Agreement Subject to your acceptance of the terms set forth in this agreement and the addendum attached hereto (“Agreement”), State Street Corporation (“Company”) has awarded you, under the State Street Corporation 2017 Stock Incentive Plan (“Plan”), and pursuant to this Agreement and the terms set forth herein, a contingent right to receive the number of shares of Common Stock (“Deferred Shares”) (“Award”) as set forth in the statement pertaining to this Award (“Statement”) on the website (“Website”) maintained by Fidelity Stock Plan Services LLC, an independent service provider based in the United States, or another party designated by the Company (“Equity Administrator”). Copies of the Plan, the Company’s Prospectus for the Plan and any employee information supplement to the Prospectus for your country of Employment (“Tax Supplement”) are located on the Website for your reference. Your acceptance of this Award constitutes your acknowledgement that you have read and understood this Agreement, the Plan, the Prospectus for the Plan and the Tax Supplement. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. As used herein, “State Street” means the Company and each Subsidiary. “Subsidiary” means the Company’s consolidated subsidiaries. You may consider this Agreement for up to thirty (30) days from the date it was first made available to you on the Website. The terms of your Award are as follows: 1. Grant of Deferred Shares. To be entitled to any payment under this Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and the applicable provisions of the Countries Addendum outlined in Appendix A (which is incorporated into, and forms a material and integral part of, this Agreement). Failure to accept this Award within thirty (30) days following the posting of this Agreement on the Website will result in forfeiture of this Award. Subject to the terms and conditions of this Agreement, Deferred Shares shall vest and be settled in the form of shares of Common Stock according to the vesting schedule set forth in your Statement. The term “vest” as used herein means the lapsing of certain (but not all) restrictions described herein and in the Plan with respect to one or more Deferred Shares as of each applicable vesting date. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or a Subsidiary, from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein. By accepting this Award, you and the Company agree that any claim arising out of this Award or any Common Stock issued by the Company pursuant to this Award may only 1 be brought in the federal or state courts of the Commonwealth of Massachusetts, regardless of where or whether you are employed by the Company or a Subsidiary. You consent to personal jurisdiction in such courts for any such claim, consent to service of process by any means allowed by such courts or applicable law, and waive any arguments that such courts are not an appropriate or convenient forum. This Award is subject to any forfeiture, compensation recovery or similar requirements set forth in this Agreement, as well as any other forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and guidance, and to other forfeiture, compensation recovery or similar requirements under plans, policies and practices of the Company or its relevant Subsidiaries in effect from time to time, including those set forth in your offer letter. In the event pursuant to this Agreement or pursuant to any applicable law or related implementing regulations or guidance, or pursuant to any Company or its relevant Subsidiaries plans, policies or practices, the Board or State Street is required or permitted to reduce, forfeit or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to this Award, or to otherwise impose or apply restrictions on this Award or shares of Common Stock subject hereto, it shall, in its sole discretion, be authorized to do so. By accepting this Award, you consent to making payment to the Subsidiary that legally employs or last employed you (“Employer”) in the event of a compensation recovery determination by the Board or State Street. 2. Payment of Common Stock. (a) The Company will issue and transfer to you, no later than thirty (30) days following the applicable vesting dates, the number of shares of Common Stock specified in the vesting schedule in your Statement. The Company’s obligation to issue and transfer Common Stock in the future pursuant to this Agreement is an unsecured and unfunded contractual obligation. (b) Notwithstanding the foregoing, the Company may, in its sole discretion, settle any vested Deferred Shares in the form of: (i) a cash payment to the extent settlement in shares of Common Stock (1) is prohibited under local law, rules or regulations, (2) would require you, the Company or your Employer to obtain the approval of any governmental and/or regulatory body in your country of residence (or country of Employment, if different), or (3) is administratively burdensome; or (ii) shares of Common Stock, but require you to immediately sell such shares of Common Stock (in which case, you hereby expressly authorize the Company to issue sales instructions on your behalf). 3. Identified Staff Holding Requirement. Notwithstanding anything herein to the contrary, you agree and covenant that, as a condition to the receipt of this Award and the settlement of the Deferred Shares in the form of shares of Common Stock hereunder, in the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of the Capital Requirements Directive IV (or any implementing or successor rule, regulation or guidance, including the rules and 2 regulations of the United Kingdom Financial Conduct Authority (“FCA”), Prudential Regulation Authority (“PRA”), German Federal Financial Supervisory Authority (“BaFin”) or any other applicable regulatory authority), you will not sell or otherwise transfer any shares of Common Stock issued and transferred to you pursuant to this Award until the date that is at least twelve (12) months for UK and State Street Bank International GmbH (“SSB Intl GmbH”) Identified Staff (or such longer period as is stipulated by the FCA, the PRA, BaFin or any other applicable regulatory authority) after the vesting date of Deferred Shares paid in connection with this Award, except that (a) you shall be permitted to sell, upon such vesting date, a number of shares of Common Stock sufficient to pay applicable tax and social security withholding, if any, with respect to such vesting (or, alternatively, if the Company withholds such shares pursuant to Section 11 of this Agreement, the requirements in this Section 3 not to sell or otherwise transfer any shares shall only apply to the number of such shares delivered to you (i.e., after such withholding of shares)), (b) transfers by will or pursuant to the laws of descent or distribution are permitted, and (c) this holding requirement shall not apply to such portion of the Deferred Shares, if any, that were awarded with respect to a period of time, as determined by the Company in its discretion, during which you were not subject to such holding requirement. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer shares of Common Stock subject to this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect. The Company may, in its sole discretion, impose restrictions on the assignment or transfer of shares of Common Stock consistent with the provisions hereof, including, without limitation, by or through the transfer agent for such shares or by means of legending Common Stock certificates or otherwise. This Section 3 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 4. General Circumstances of Forfeiture. (a) You will immediately forfeit any and all rights to receive shares of Common Stock under this Agreement not previously vested, issued and transferred to you in the event: (i) you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture; (ii) your Employer, in its sole discretion, determines that circumstances prior to the date on which you ceased to be employed by the Company and its Subsidiaries for any reason constituted grounds for an involuntary termination constituting Circumstances of Forfeiture; or (iii) you fail to comply with the terms of the applicable Countries Addendum attached to this Award or the terms of any other Restrictive Covenant you agree to or have agreed to with the Company or your Employer. 3

(b) If your Employment terminates by reason of [Retirement or] Disability or for reasons other than for Circumstances of Forfeiture, then unless accelerated as provided in Section 9, your unvested right to receive shares of Common Stock hereunder shall continue to vest in accordance with the vesting schedule detailed in your Statement, subject to the terms and conditions of this Agreement. (c) For purposes hereof: (i) “Circumstances of Forfeiture” means the termination of your Employment with the Company and its Subsidiaries either (A) voluntarily (other than [(x) by reason of Retirement or (y)] for Good Reason on or prior to the first anniversary of a Change in Control) or (B) involuntarily for reasons determined by the Company or the relevant Subsidiary in its sole discretion to constitute “gross misconduct” [(including while you are Retirement eligible)]. (ii) [“Retirement” means your attainment of age 55 and completion of 5 years of continuous service with the Company and its Subsidiaries. (iii) ]“Disability” means your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months. (iv) “Restrictive Covenant” means any confidentiality, non-solicitation, non-competition, non-disparagement, post-employment cooperation or notice provision that you agree to or had agreed to with your Employer, including but not limited to the restrictions contained in this Award Agreement, any offer letter, employment or service agreement, including letters amending the employment or service agreement, promotion letters, deferred compensation award agreements of any type, or change in control employment agreements, or applicable restrictions required as a condition to entitlement to payment under any executive supplemental retirement plan. (d) The grant of this Award and the terms and conditions governing this Award are intended to comply with the age discrimination provisions of the European Union Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Legislation”). To the extent a court or tribunal of competent jurisdiction determines that any provision of this Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Legislation, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under applicable local law. (e) This Section 4 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 5. Material Risk Taker Malus-Based Forfeiture. In the event you hold a title of Senior Vice President or higher during the calendar year in which this Award is made, or you hold the status of “material risk taker” at the time this Award is made or any time thereafter, you acknowledge and agree that this Award is subject to the provisions of this Section 5. In respect of any Award remaining to be issued and transferred to you in Common Stock or otherwise paid may, in the sole 4 discretion of the Board, be reduced, forfeited or cancelled, in the event that it is determined by the Board, in its sole discretion, that your actions, whether discovered during or after your employment with the Employer, exposed The Business to any inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, including in a supervisory capacity, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of The Business. “The Business” shall mean State Street, or, to the extent you devote substantially all of your business time to a particular business unit (e.g., Global Services Americas, Global Services International, State Street Global Exchange or State Street Sector Solutions) or business division (e.g., Alternative Investment Solutions, Securities Lending), “Business” shall refer to such business unit or business line. This provision applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 6. Identified Staff Malus-Based Forfeiture and Clawback. (a) In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of a UK (either PRA or FCA) Remuneration Code, you acknowledge and agree that this Award is subject to the provisions of this Section 6 for a period of seven (7) years from the date this Award is granted. For those Identified Staff fulfilling a PRA Senior Management Function, the seven (7)-year period may be extended to ten (10) years in certain circumstances where: (i) the Company has commenced an investigation into facts or events which it considers could potentially lead to the application of a clawback under this Section 6 were it not for the expiration of the seven (7)-year period; or (ii) the Company has been notified by a regulatory authority that an investigation has commenced into facts or events which the Company considers could potentially lead to the application of clawback by the Company under this Section 6 were it not for the expiration of the seven (7)-year period. (b) If the Company determines that a UK Forfeiture Event has occurred it may elect to reduce, forfeit or cancel all or part of any amount remaining to be issued and transferred to you in Common Stock or otherwise paid in respect of this Award (“UK Malus-Based Forfeiture”). (c) If the Company determines that a UK Clawback Event has occurred it may require the repayment by you (or otherwise seek to recover from you) of all or part of any compensation paid to you in respect of this Award. (d) The Company may produce guidelines from time to time in respect of its operation of the provisions of this Section 6. The Company intends to apply such guidelines in deciding whether and when to effect any reduction, cancellation, forfeiture or recovery of compensation but, in the event of any inconsistency between the provisions of this Section 6 and any such guidelines, this Section 6 shall prevail. Such guidelines do not form part of any employee’s contract of Employment, and the Company may amend such guidelines and their application at any time. 5

(e) By accepting this Award on the Website, you expressly and explicitly: (i) consent to making the required payment to the Company (or to your Employer on behalf of the Company) upon a UK Clawback Event; and (ii) authorize the Company to issue related instructions, on your behalf, to the Equity Administrator and any brokerage firm and/or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan and to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. (f) For the purposes of this Section 6: (i) A “UK Forfeiture Event” means a determination by the Company, in its sole discretion, that (A) there is reasonable evidence of your misbehavior or material error; or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material downturn in its financial performance; or (C) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management. (ii) A “UK Clawback Event” means a determination by the Company, in its sole discretion, that either (A) there is reasonable evidence of your misbehavior or material error or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management. (g) This Section 6 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 7. SSB Intl GmbH and SSGA GmbH Affordability Limitations, and Malus- Based Forfeiture and Clawback. (a) Awards issued to SSB Intl GmbH or State Street Global Advisors GmbH staff may be impacted by the financial situation of the bank and/or regulatory group, as prescribed by regulatory requirements in its applicable version (e.g. the Remuneration Ordinance for Institutions and/or German Banking Act). Awards may also be limited to the extent ordered by the competent supervisory authority according to sec. 45 para. 2 sentence 1 no. 5a, 6 German Banking Act. Further, entitlement to an Award may lapse if the competent supervisory authority issues a corresponding definitive order according to sec. 45 para. 5 sentence 5 to 8 German Banking Act. (b) In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated SSB Intl GmbH Identified Staff for purposes of the German Remuneration Ordinance, you acknowledge and agree that this Award is subject to forfeiture and clawback for a period from the date the Award is granted until two (2) years from the date that the final tranche of this Award vests. A clawback applies if you, as SSB Intl GmbH Identified Staff, (i) contributed significantly to, or was responsible for, conduct that resulted in significant losses or regulatory sanctions for SSB Intl GmbH, or 6

(ii) is responsible for a serious breach of relevant external or internal rules on good conduct (each of (i) and (ii) constituting a “SSB Intl GmbH Identified Staff Clawback Event”). (c) Section 7 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 8. Management Committee/Executive Vice President Forfeiture and Clawback. (a) If, at the time the Award is made, you are a member of the State Street Corporation Management Committee or any successor committee or body (“Management Committee” or “MC”) or hold the title Executive Vice President (“EVP”) or higher, any amount remaining to be paid in respect of this Award may, in the sole discretion of the Board, be reduced, forfeited or cancelled, in whole or in part, in the event that it is determined by the Board, in its sole discretion, that: (i) you engaged in fraud, gross negligence or any misconduct, including in a supervisory capacity, that was materially detrimental to the interests or business reputation of State Street or any of its businesses; or (ii) you engaged in conduct that constituted a violation of State Street policies and procedures or State Street Standard of Conduct in a manner which either caused or could have caused reputational harm that is material to State Street or placed or could have placed State Street at material legal or financial risk; or (iii) as a result of a material financial restatement by State Street contained in a filing with the U.S. Securities and Exchange Commission (“SEC”), or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of this Award, you would have received a smaller or no Award hereunder. (b) If, at the time the Award is made, you are a member of the Management Committee or hold the title EVP or higher, this Award also is subject to compensation recovery as provided herein. Upon the occurrence of either an MC/EVP Clawback Event or an MC/EVP Clawback Breach, the Board may, in its sole discretion, determine to recover the MC/EVP Clawback Amount, in whole or in part. Following such a determination, you agree to immediately repay such compensation, in no event later than sixty (60) days following such determination, in the form of any shares of Common Stock delivered to you previously by the Company or cash (or a combination of such shares and cash). (c) For purposes of calculating the value of both the MC/EVP Clawback Amount determined by the Board to be recovered and the amount of such compensation repaid, shares of Common Stock will be valued in an amount equal to the market value of the Deferred Shares delivered to you under this Award by the Company as determined at the time of such delivery. (d) For purposes of this Section 8: (i) “MC/EVP Clawback Event” means a determination by the Board, in its sole discretion, within three (3) years (within one (1) year for an EVP) after the date of grant of this Award (A) with respect to any event or series of related events, that you engaged in fraud or willful misconduct, including in a supervisory 7 capacity, that resulted in financial or reputational harm that is material to State Street and resulted in the termination of your Employment by the Company and its Subsidiaries (or, following a cessation of your Employment for any other reason, such circumstances constituting grounds for termination are determined applicable) or (B) a material financial restatement or miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining this Award by State Street occurred. For the avoidance of doubt and as applicable, an MC/EVP Clawback Event includes any determination by the Board that is based on circumstances prior to the date on which you cease to be employed by the Company and its Subsidiaries for any reason, even if the determination by the Board occurs after such cessation of Employment. (ii) “MC/EVP Clawback Breach” means a determination by the Board, in its sole discretion, that you failed to comply with the terms of any covenant not to compete entered into by you with the Company or your Employer, whether in the applicable Country Addendum attached to this Award or in any other agreement. (iii) “MC/EVP Clawback Amount” means (A) with respect to an MC/EVP Clawback Event described in Section 8(d)(i)(A), the value of the Deferred Shares (based upon the market value of the respective Deferred Shares at delivery) that were delivered to you under this Award by the Company during the period of three (3) years (one (1) year for an EVP) immediately prior to such MC/EVP Clawback Event; or (B) with respect to an MC/EVP Clawback Event described in Section 8(d)(i)(B), the value of the Deferred Shares (based upon the market value of the respective Deferred Shares at delivery) that were delivered to you under this Award by the Company (x) during the period of three (3) years (one (1) year for an EVP) immediately prior to an associated date designated by the Board and (y) that represents an amount that, in the sole discretion of the Board, exceeds the amount you would have been awarded under this Award had the financial statements or other applicable records of State Street been accurate; or (C) with respect to an MC/EVP Clawback Breach described in Section 8(d)(ii), the value of the Deferred Shares (based upon the market value of the respective Deferred Shares at delivery), that were delivered to you under this Award by the Company after the earlier to occur of the date your Employment terminated or the date your failure to comply with the applicable covenant(s) not to compete commenced, as determined by the Board in its sole discretion; and (D) in each case, reduced, by taking into account any portion of this Award that was previously recovered by the Company under this Section 8 to avoid a greater than 100% recovery. (e) In connection with any MC/EVP Clawback Event or MC/EVP Clawback Breach, to the extent not prohibited by applicable law and subject to Section 15 (if 8 applicable), if you fail to comply with any requirement to repay compensation under Section 8(b), the Board may determine, in its sole discretion, in addition to any other remedies available to the Company, that you will satisfy your repayment obligation through an offset to any future payments owed by the Company or any of its Subsidiaries to you. Further, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or third party administrator engaged by the Company to hold your shares of Common Stock acquired pursuant to awards granted under the Plan (or any other amounts acquired pursuant to the Plan) to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. (f) This Section 8 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 9. Acceleration of Vesting upon Certain Events. (a) Notwithstanding anything in this Agreement to the contrary, if you die or incur a Disability while employed by the Company or any of its Subsidiaries, or in the event that you die or incur a Disability after your Employment has terminated for a reason permitting continued vesting pursuant to subparagraph 4(b) above, any unvested Deferred Shares shall vest on the date of your death or Disability and the Company will issue and pay the value of such Deferred Shares under this Award in the form of a cash payment/issuance of shares of Common Stock within thirty (30) days of death (to your Designated Beneficiary) or Disability. In addition, Sections 5, 6, 7 and 8 of this Agreement shall cease to apply upon your death at any time provided, however, if a UK Clawback Event, SSB Intl GmbH Identified Staff Clawback Event, an MC/EVP Clawback Event, or an MC/EVP Clawback Breach has occurred pursuant to Section 6, 7 or 8, respectively, at or prior to your death, any amount that the Board has made a determination to recover under such Sections shall continue to be payable to the Company. (b) Subject to applicable law and regulation (including the rules and regulations of any applicable regulatory authority), if your Employment with the Company and its Subsidiaries is terminated by the Company or the applicable Subsidiary without Cause, [or] by you for Good Reason [or on account of your Retirement], in each case, on or prior to the first anniversary of a Change in Control (and provided that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, (“Code”) and U.S. Treasury Regulation Section 1.409A-3(i)(5)) prior to the full settlement of your Award, the unvested portion of this Award shall vest on the date of such termination and the Company will promptly issue and pay to you within thirty (30) days of such termination any such shares of Common Stock under this Award. For purposes of this Section 9(b), termination of Employment shall mean a “separation from service” as determined in accordance with U.S. Treasury Regulation Section 1.409A-1(h). 10. Shareholder Rights. You are not entitled to any rights as a shareholder with respect to any shares of Common Stock subject to this Award until they are transferred to you. Without limiting the foregoing, prior to the issuance and transfer to you of shares of Common Stock pursuant to this Agreement, you will have no right to receive dividends or amounts in lieu 9 of dividends with respect to the shares of Common Stock subject to this Award nor any right to vote the shares of Common Stock prior to any shares being transferred to you. 11. Withholding of Tax-Related Items. Regardless of any action your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account of other tax-related withholding (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due from you is and remains your responsibility. Furthermore, neither the Company nor your Employer (a) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant of this Award, the vesting of this Award and the issuance of shares of Common Stock in settlement of this Award, the subsequent sale of any shares of Common Stock acquired upon vesting, the cancellation, forfeiture or repayment of any shares of Common Stock (or cash in lieu thereof); or (b) commits to structure the terms of the grant, vesting, settlement, cancellation, forfeiture, repayment or any other aspect of this Award to reduce or eliminate your liability for Tax-Related Items. Prior to the delivery of shares of Common Stock upon the vesting of this Award, if any taxing jurisdiction requires withholding of Tax-Related Items in connection with the Award, the Company may withhold a sufficient number of whole shares of Common Stock that have an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to this Award. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company’s reasonable discretion). No fractional shares of Common Stock will be withheld or issued pursuant to the grant of the Deferred Shares and the issuance of Common Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary, wages or other amounts payable to you, with no withholding in shares of Common Stock. In the event the withholding requirements are not satisfied through the withholding of shares or through your salary, wages or other amounts payable to you, no shares of Common Stock will be issued upon vesting of this Award unless and until satisfactory arrangements (as determined by the Company or your Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. Depending on the withholding method, the Company may withhold for Tax-Related Items by considering any applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If you are subject to taxation in more than one jurisdiction, you hereby expressly acknowledge that the Company, your Employer or another Subsidiary may be required to withhold and/or account for Tax- Related Items in more than one jurisdiction. By accepting this Award, you hereby expressly consent to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to this Award and any Common Stock delivered in payment thereof, including the extent to which the Company or your Employer does not so-withhold shares of Common Stock and/or cash, are your sole responsibility. 10

12. Changes in Capitalization or Corporate Structure. This Award is subject to adjustment pursuant to Section 10(a) of the Plan in the circumstances therein described. 13. Employee Rights. Nothing in this Award shall be construed to guarantee you any right of Employment with the Company, your Employer or any Subsidiary or to limit the discretion of any of them to terminate your Employment at any time to the maximum extent permitted under local law. In consideration of the grant of the Award, you acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your Employment (for any reason whatsoever and whether or not in breach of contract or local labor laws), insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award as a result of such termination, or from the loss or diminution in value of the Award. By accepting this Award, you shall be deemed irrevocably to have waived any such claim or entitlement against the Company, your Employer and all Subsidiaries that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim. In the event your Employment ends and you are subsequently rehired by the Company or any Subsidiary, no Award previously forfeited or recovered will be reinstated. 14. Non-Transferability, Etc. This Award shall not be transferable other than (1) by will or the laws of descent and distribution or (2) pursuant to the terms of a court-approved domestic relations order, official marital settlement agreement or other divorce or settlement instrument satisfactory to State Street, in its sole discretion. In the case of transfer pursuant to (2) above, this Award shall remain subject to all the terms and conditions contained in the Plan and this Agreement, including vesting, forfeiture and clawback terms and conditions. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null, void and without effect and shall render this Award itself null and void. 15. Compliance with Section 409A of the Code. (a) The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability to you or to any other person if this Award is not so exempt or compliant. (b) If and to the extent (i) any portion of any payment, compensation or other benefit provided to you pursuant to the Plan in connection with your 11

Employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, and (ii) you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations you (through accepting this Award) agree that you are bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date shall be paid to you in a lump sum on such New Payment Date, and any remaining payments will be paid on their original deferral schedule. 16. Miscellaneous. (a) Awards Discretionary. By accepting this Award, you acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, forfeited, or terminated by the Company, in its sole discretion, at any time. The grant of this Award is a one-time benefit and does not create any contractual or other right to receive an award, compensation or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of shares of Common Stock subject to an award, and forfeiture, clawback and vesting provisions. (b) Company and Committee Discretion. Sections 3, 4, 5, 6, 7 and 8 of this Agreement are intended to comply with and meet the requirements of applicable law and related implementing regulations regarding incentive compensation and will be interpreted and administered accordingly as well as in accordance with any implementing policies and practices of the Company or its relevant Subsidiaries in effect from time to time. In making determinations under such Sections, the Company, the relevant Subsidiary or the Board, as applicable, may take into account, in its sole discretion, all factors that it deems appropriate or relevant. Furthermore, the Company, the relevant Subsidiary or the Board may, as applicable, take any and all actions it deems necessary or appropriate in its sole discretion, as permitted by applicable law, to implement the intent of Sections 4, 5, 6, 7 and 8, including suspension of vesting and payment pending an investigation or the determination by the Company, the relevant Subsidiary or the Board as applicable. Each such Section is without prejudice to the provisions of the other Sections, and the Company, the relevant Subsidiary or the Board, as applicable, may elect or be required to apply any or all of the provisions of Sections 3, 4, 5, 6, 7 and 8 to this Award. (c) Voluntary Participation. Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of compensation, is outside the scope of your employment contract, if any, and is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. 12

(d) Electronic Delivery. The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system, including the Website, established and maintained by the Company, any of its Subsidiaries, the Equity Administrator or another party designated by the Company. (e) Electronic Acceptance. By accepting this Award electronically, (i) you acknowledge and agree that you are bound by the terms of this Agreement and the Plan and that you and this Award are subject to all of the rights, power and discretion of the Company, its Subsidiaries and the Board set forth in this Agreement and the Plan; and (ii) this Award is deemed accepted by the Company and the Company shall be deemed to be bound by the terms of this Agreement. (f) Language. By Participating in the Plan, you acknowledge that you are sufficiently proficient in English or have consulted with an advisor who is sufficiently proficient in English so as to allow you to understand the terms and conditions of this Agreement. You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If you have received this Agreement, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will prevail to the extent permitted under local law. France: Une version française de cet Accord peut être consultée sur l’intranet. Poland: Kopię tej Umowy w języku polskim może Pan/Pani otrzymać wchodząc na Stronę. (g) Additional Requirements. The Company reserves the right to impose other requirements on this Award, any shares of Common Stock acquired pursuant to this Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing. Further, issuance of Common Stock hereunder is subject to compliance by the Company and you with all legal requirements applicable thereto, including compliance with the requirements of 12 C.F.R. Part 359, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. (h) Public Offering. If you are a resident and/or employed outside the United States, the grant of this Award is not intended to be a public offering of securities in your country of residence (and country of Employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of this Award is not subject to the supervision of the local securities authorities. 13

(i) Limitation of Liability. No individual acting as a director, officer, employee or agent of the Company or any of its Subsidiaries will be liable to you or any other person for any action, including any Award forfeiture, Award recovery or other discretionary action taken pursuant to this Agreement or any related implementing policy or procedure of the Company. (j) Insider Trading. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). You further acknowledge that, depending on your country of residence (and country of Employment, if different) or your broker’s country of residence or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., this Award) or rights linked to the value of shares of Common Stock, during such times you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country of residence (and country of Employment, if different). Local insider trading laws and regulations may prohibit the cancellation, forfeiture or amendment of orders you place before you possess inside information. Furthermore, you are prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees. Any restriction under these laws or regulations is separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You hereby expressly acknowledge that it is your responsibility to be informed of and compliant with such regulations, and should consult with your personal advisor for additional information. (k) Exchange Rates. Neither the Company, your Employer or any Subsidiary shall be liable for any foreign exchange rate fluctuation, where applicable, between your local currency and the United States dollar that may affect the value of an Award or of any amounts due to you pursuant to the settlement of this Award or the subsequent sale of any shares of Common Stock acquired under the Plan. (l) Applicable Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to that Commonwealth’s conflicts of law principles. 17. Application of Local Law and Countries Addendum. (a) Notwithstanding Section 16(l), this Award shall be subject to all applicable laws, rules and regulations of your country of residence (and country of Employment, if different) and any special terms and conditions for your country of residence (and country of Employment, if different), including as set forth in the addendum that follows this Agreement ("Countries Addendum"), but limited to the extent required by local law. The Company reserves the right, in its sole discretion, to add to or amend the terms and conditions set out in the Countries Addendum as necessary or advisable in order to 14 comply with applicable laws, rules and regulations or to facilitate the operation and administration of this Award and the Plan, including (but not limited to) circumstances where you transfer residence and/or Employment to another country. (b) As a condition to this Award, you agree to repatriate all payments attributable to the Common Stock acquired under the Plan in accordance with local foreign exchange rules and regulations in your country of residence (and country of Employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of Employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal, tax and other obligations under local laws, rules and regulations in your country of residence (and country of Employment, if different). 18. Data Privacy. The Company is located at One Lincoln Street, Boston, Massachusetts, U.S.A. and grants Awards under the Plan to employees of the Company and its Subsidiaries in its sole discretion. You should carefully review the following information about the Company’s data privacy practices in relation to your Award. (a) Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company and your Employer collect, process and use certain personal data about you for the legitimate interest of implementing, administering and managing the Plan and generally administering Awards; specifically, including your name, home address, email address and telephone number, date of birth, social security number, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other incentive compensation awards granted, canceled, forfeited, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting Awards under the Plan, the Company will collect your personal data for purposes of allocating Awards and implementing, administering and managing the Plan. The Company’s collection, processing and use of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee incentive compensation awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by participating in the Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein. (b) Equity Administrator. The Company transfers your personal data to the Equity Administrator, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Equity Administrator and share your personal data with another company that serves in a similar manner. The Equity Administrator will open an account for you to track your Award and to ultimately receive and trade shares of Common Stock acquired under the Plan. You will be asked to agree on separate terms and acknowledge data processing practices with the Equity Administrator, which is a condition to your ability to participate in the Plan. 15

(c) Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations. For further information about the processing of your personal data, please see the GHR Privacy Notice. ********************************** 16

APPENDIX A COUNTRIES ADDENDUM TO [ ] DEFERRED STOCK AWARD AGREEMENT STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN (A) United States (B) Australia (C) Austria (D) Belgium (E) Brazil (F) Brunei (G) Canada (H) Cayman Islands (I) China (J) Denmark (K) France (L) Germany (M)Hong Kong (N) India (O) Ireland (P) Italy (Q) Japan (R) Jersey (S) Luxembourg (T) Netherlands (U) Norway (V) Poland (W) Singapore (X) South Korea (Y) Switzerland (Z) Taiwan (AA) Thailand (BB) United Arab Emirates (CC) United Kingdom A. UNITED STATES ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. 17

In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the 18 terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. 19

(c) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 3(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Management Committee, you will give 180 days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; 20

(iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, 21 anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your Employment or, with respect to the portion of the Non-Compete Period that follows termination of your Employment, within the two years preceding the date of the termination of your Employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (d) Exceptions-- 22

(i) If you reside in or have a primary reporting location in California, then this Paragraph 5 applies only during your Employment, but has no effect after the termination of your Employment for any reason. (ii) If you reside in or are employed in Massachusetts and State Street terminates your employment involuntarily not for cause, then this Paragraph 5 applies only during your Employment, but has no effect after such termination. Here, “cause” means: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your Employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or (2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post- employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of 2 years following termination of your Employment. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your Employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your Employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: 23

(a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during 24 your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of 25 time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure 26 by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * Entire Agreement. The Plan and the Agreement constitute the complete understanding and agreement between the parties to the Agreement with respect to this Award, and supersedes and cancels any previous oral or written discussions, agreements or representations regarding this Award or the Common Stock. B. AUSTRALIA ______________________________________________________________________ 1. Award Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of this Award is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia. 2. Tax Deferral. This Award is intended to be subject to tax deferral under Subdivision 83A-C of the Income Tax Assessment Act 1997 (subject to the conditions and requirements thereunder). 3. Offer Document. The terms of your Award incorporate the rules of the Plan, the Agreement, this Countries Addendum and the provisions of the Offer Document found in Appendix B. The Offer Document is hereby incorporated into, and forms an integral and material part of, the Agreement and this Countries Addendum. By accepting your Award, you will be bound by the rules of the Plan, the Agreement, this Countries Addendum and the attached Offer Document. 4. Non-Solicitation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another Person in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of the Company or any of 27 its Subsidiaries (excluding any such Officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any Person other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their clients or customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other Person; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other Person. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 4 shall be inapplicable following a Change in Control. 5. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or the Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, if you hold the title of Vice President or higher immediately prior to termination of your Employment, you agree to give your Employer advance notice of your resignation. The duration of the advance notice 28 you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (A) If you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance notice in writing; (B) If you are an Executive Vice President (but not a member of the Management Committee), you will give 90 days’ advance notice in writing; (C) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (D) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client and customer relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (iii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph (a) by giving immediate effect to your resignation and making a payment of basic salary in lieu of any remaining portion of the Notice Period; provided that such action shall not affect your other obligations under this Addendum. (b) Non-Competition. (i) This Paragraph (b) shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your Employment and following its termination for the period of time specified in Paragraph 5(b)(iii) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: 29

(1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: 30

You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (iv) The period of months referred to in Paragraph 5(b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 5(a)(ii) above. (v) Nothing in this Paragraph (b) shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) Definitions. For the purpose of this Addendum, the following terms are defined as follows: (i) “Client” means a current or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the Relevant Period. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your Employment with your Employer ends. (ii) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iii) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a limited liability partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (iv) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (v) “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 3(a)(ii). (vi) “Restricted Territory” means any area or territory: 1. in which you worked during the Relevant Period; and/or 2. in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant 31

Period. (vii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (viii) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 6. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 7. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their confidential information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 8. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 9. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 32

10. Interpretation of Business Protections. The agreements made by you in Paragraphs 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Addendum is severable and independently enforceable without reference to the enforcement of any other provision. Consistent with the Restraint of Trade Act 1976 (NSW), if any restriction set forth in this Paragraph is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 11. Assignment. Except as provided otherwise herein, this Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 12. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Addendum, and it shall be deemed to have been accepted by the Company. 13. Notification Requirement. During the period of restriction under Paragraph 3(b) above and for a further 45 days after that period of restriction has expired, you shall give notice to the Company of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Addendum. 14. Certain Limitations. (a) Nothing in this Addendum prohibits you from reporting possible violations of United States federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of United States federal law or regulation, or similar Australian law or regulation. Moreover, nothing in this Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to 33 continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. C. AUSTRIA ______________________________________________________________________ No country-specific provisions. D. BELGIUM ______________________________________________________________________ No country-specific provisions. E. BRAZIL ______________________________________________________________________ 1. Compliance with Law. By accepting the Award, you expressly acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Award, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan. 2. Labor Law Acknowledgment. You expressly acknowledge and agree that, for all legal purposes, (a) the benefits provided pursuant to the Agreement and the Plan are the result of commercial transactions unrelated to your Employment; (b) the Agreement and the Plan are not a part of the terms and conditions of your Employment; and (c) the income you realize from the Award, if any, is not part of your remuneration from Employment. BY ELECTRONICALLY ACCEPTING THE AGREEMENT AND THIS COUNTRIES ADDENDUM, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, YOUR AGREEMENT AND THIS COUNTRIES ADDENDUM. F. BRUNEI ______________________________________________________________________ IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Countries Addendum, the Plan, and all other materials pertaining to this Award and/or the Plan have not been reviewed by any regulatory authority in Brunei Darussalam. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice. 34

1. Securities Law Notice. The grant of the Award is made pursuant to a private offering exemption under section 117 of the Securities Markets Order, 2013 ("SMO") on which basis it is exempt from the prospectus and registration requirements under the SMO and is also exempt from the capital markets services licensing requirements under section 159(1)(d) as being the administration of an employee participation scheme. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Order, 1999 and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such rights; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 3. Confidentiality. 35

(a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 15, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 4. Non-Solicitation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. 36

(b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 4 shall be inapplicable following a Change in Control 5. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (A) if you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance notice; (B) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (C) if you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and 37

(D) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (iii) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in Paragraph (iv) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iv) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Section 4 by giving immediate effect to your resignation and making a payment in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. (b) Non-Competition. (i) This Paragraph 5(b) shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your Employment and following its termination for the period of time specified in Paragraph 5(b)(iii) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (A) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; 38

(B) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; and/or (C) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 6 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families 39

(iv) The period of months referred to in Paragraph 5 (b)(iii) above will be reduced by one day for every day during which, at the Company’s direction, you are on a complete leave of absence pursuant to Paragraph 5(a)(iii) above. 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (d) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (e) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (f) “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 5(a)(iii). (g) “Restricted Territory” means any area or territory: (i) in which you worked during the Relevant Period; and/or 40

(ii) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (h) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (i) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (j) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs 41 incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of this Award. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 9. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 10. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 11. Interpretation of Business Protections. The agreements made by you in Paragraphs 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 12. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 13. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by and the Company shall be deemed equivalent to the Award having been signed by both parties. 14. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5(b) expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request 42 in order to determine your continued compliance with your obligations under this Countries Addendum. 15. Certain Limitations (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of any applicable law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney- client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Banking Order, 2006 and any applicable law or regulation, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. G. CANADA ______________________________________________________________________ 1. Settlement in Shares of Common Stock. Notwithstanding anything to the contrary in the Agreement, this Countries Addendum or the Plan, your Award shall be settled only in shares of Common Stock (and may not be settled in cash). 2. Use of English Language. The following provision will apply if you are a resident of Quebec: You acknowledge and agree that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. In French: Vous reconnaissez et consentez que c’est votre souhait exprès qui cet accord, de même que tous documents, toutes notifications et tous procédés légaux est entré dans, donné ou instituté conformément ci- annexé ou relatant directement ou indirectement ci-annexé, est formulé dans l’anglais. 43

Une version française de cet Accord peut être consultée sur l’intranet. H. CAYMAN ISLANDS ______________________________________________________________________ No country-specific provisions. I. CHINA ______________________________________________________________________ 1. Award Conditioned on Satisfaction of Regulatory Obligations. If you are a national of the Peoples’ Republic of China (“PRC”), this Award is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange (“SAFE”) to permit the operation of the Plan and the participation of PRC nationals employed by the Company or a Subsidiary, as determined by the Company in its sole discretion. 2. Common Stock Must Remain With Equity Administrator. You agree to hold the shares of Common Stock received upon settlement of this Award with the Equity Administrator until the shares are sold. 3. Exchange Control Restrictions. You understand and agree that, if you are subject to exchange control laws in China, you will be required immediately to repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan. You further understand that such repatriation of proceeds shall be effected through a special bank account established by the Company, and you hereby consent and agree that proceeds from the sale of shares of Common Stock acquired under the Plan may be transferred to such account by the Company on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. 4. Sale of Shares upon Termination of Employment. If you are a PRC national and you cease to be employed by the Company and its Subsidiaries for any 44 reason, you will be required to sell all shares of Common Stock acquired upon vesting of this Award within such time frame as may be required by the SAFE or the Company (in which case, by accepting this Award, you hereby expressly authorize the Company to issue sales instructions on your behalf). You agree to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted above) and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of shares of Common Stock at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the shares of Common Stock are sold, the sale proceeds, less any withholding of Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to you in accordance with applicable exchange control laws and regulations. 5. Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Countries Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and this Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements. J. DENMARK _____________________________________________________________________ Danish Stock Option Act. In accepting the Award, you acknowledge and agree that the Award may be subject to additional terms and conditions, to the extent the Danish Stock Option Act applies to the Award. K. FRANCE ______________________________________________________________________ French Language Version. You may obtain a copy the Agreement in French on the Fidelity Website. In French: Une version française de cet Accord peut être consultée sur l’intranet. L. GERMANY ______________________________________________________________________ 45

Subsection (a)(ii) of Section 4 General Circumstances of Forfeiture shall not apply to an Award subject to this Agreement. M. HONG KONG ______________________________________________________________________ 1. IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Countries Addendum, the Plan, and all other materials pertaining to this Award and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice. 2. Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Deferred Shares shall be null and void. 3. Settlement in Shares of Common Stock. Notwithstanding Section 2(b) of the Agreement, this Award shall be paid in shares of Common Stock only and does not provide any right for you to receive a cash payment. 4. Award Benefits Are Not Wages. This Award and the shares of Common Stock underlying this Award do not form part of your wages for purposes of calculating any statutory or contractual payments under Hong Kong Law. 5. Non-Solicitation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of nine (9) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. 46

(c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 5 shall be inapplicable following a Change in Control 6. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit your Employer, the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance notice; 47

(2) If you are an Executive Vice President (but not a member of the Management Committee), you will give 90 days’ advance notice; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (iii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Section 5 by giving immediate effect to your resignation and making a payment in lieu of any notice due; provided that such action shall not affect your other obligation under this Countries Addendum. (b) Non-Competition. (i) This Paragraph (b) shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your Employment and following its termination for the period of time specified in Paragraph 6(b)(iii) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or 48

Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 6 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior 6 months Managing Director or Senior Vice President working in one of the Specified Job Families 49

(defined below) You were a Vice President working in one of 3 months the Specified Job Families (iv) The period referred to in Paragraph (b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph (a)(ii) above. (v) Nothing in this Paragraph 6 shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (i) “Client” means a present or former customer or client of your Employer, the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the Relevant Period. A former customer or client means a customer or client for which your Employer, the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your Employment with your Employer ends. (ii) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iii) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (iv) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (v) “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 4(a)(ii). (vi) “Restricted Territory” means any area or territory: (1) in which you worked during the Relevant Period; and/or 50

(2) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (vii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (viii) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with your Employer, you will reasonably cooperate with your Employer, the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). Your Employer, the Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their confidential information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of this Award. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 9. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any 51 other occasion. 10. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 11. Interpretation of Business Protections. The agreements made by you in Paragraphs 5 and 6 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 12. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 13. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by your Employer and the Company. 14. Notification Requirement. Until 45 days after the period of restriction under Paragraph 6(b) expires, you shall give notice to your Employer of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide your Employer with such other pertinent information concerning such business activity as your Employer or the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 15. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify your Employer or the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), 52 including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. N. INDIA ____________________________________________________________________ 1. Repatriation. You expressly agree to repatriate all sale proceeds and dividends attributable to shares of Common Stock acquired under the Plan in accordance with local foreign exchange control rules and regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines and penalties resulting from your failure to comply with applicable laws, rules or regulations. 2. Covenants. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 3. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 18 below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. 53

(ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information regardless of whether such Confidential Information is or was acquired by you before commencement of your employment with the Company, in the course of employment hereunder or otherwise. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. (c) State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 4. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State 54

Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) Ownership of, and all right, title, and interest in, all work product, improvements, developments, discoveries, proprietary information, trademarks, trade names, logos, art work, slogans, know-how, processes, methods, trade secrets, source code, application development, designs, drawings, plans, business plans or models, blue prints (whether or not registrable and whether or not design rights subsist in them), utility models, works in which copyright may subsist (including computer software and preparatory and design materials thereof), inventions (whether patentable or not, and whether or not patent protection has been applied for or granted) and all other intellectual property throughout the world, in and for all languages, including but not limited to computer and human languages developed or created from time to time by or for the Company or the Employer by you, whether before or after commencement of employment with the Company (the "Intellectual Property") shall vest in the Employer. (c) You acknowledge that, by reason of being employed by your Employer all Intellectual Property created by you shall be regarded as having been made under a contract of service. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign in favour of the Employer, for no additional consideration, all of your rights, title and interest in and to all the Intellectual Property, together with the rights to sublicense or transfer any and all rights assigned hereunder to third parties, in perpetuity. Such assignment shall be worldwide and royalty free. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, national or foreign laws, rules or regulations in respect of any Intellectual Property and all similar rights thereto. You will not pursue any ownership or other interest in such Intellectual Property. (d) You will disclose promptly and in writing to the Company or your Employer all Intellectual Property, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to the Employer any rights in Intellectual Property; (ii) to obtain or perfect such rights; (iii) to execute all papers, at the Employer’s expense, that the Company shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce the Employer’s interest in them. (e) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 5. Non-Solicitation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. 55

(b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries; or (iii) solicit, encourage, or induce or attempt to solicit, encourage, or induce any marketing agent, vendor, partner or consultant of the Company or Employer to terminate his agency, contract or consultancy with the Company, or any prospective employee with whom the Company or the Employer has had discussions or negotiations within six (6) months prior to your termination of employment, not to establish a relationship with the Company or Employer. (iv) For purposes of this Paragraph 5, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 5 shall be inapplicable following a Change in Control. 6. Notice Period Upon Resignation. (a) This Paragraph 6 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Management Committee, you will give 180 days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. 56

(c) You may submit your resignation subject to the period of notice set out in the above paragraph or your employment agreement (whichever is longer), or if acceptable to the Employer in its discretion, payment of salary in lieu thereof to the Employer. Any resignation would have to be accepted by the Employer to become effective. Once accepted, the resignation cannot be withdrawn by you without the express consent of the Employer. (d) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (e) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (f) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 6, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 7, if applicable, in addition to any other remedies available under law. (g) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 6, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 6 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (h) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 6 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 7. Non-Competition. (a) This Paragraph 7 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment, and following its termination for the period of time specified in Paragraph 7(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or 57 indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your Employment or, with respect to the portion of the Non-Compete Period that follows termination of your Employment, within the two years preceding the date of the termination of your Employment. (c) Unless one of the exceptions in Paragraph 7(d) applies to you, the Non- Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (d) Exceptions: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your Employment for reasons such as lack of capacity or diligence, failure to 58 conform to usual standards of conduct, or other culpable or inappropriate behavior; or (2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post- employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of 2 years following termination of your Employment. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your Employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your Employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 8. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client 59 files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in future. 9. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 10. Non-Disparagement. You agree that during your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 11. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and 60 their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum any unvested portion of your Award will cease to vest upon such determination. 12. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 13. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 14. Interpretation of Business Protections. The agreements made by you in Paragraphs, 3, 4, 5, 6 and 7 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 15. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 16. Electronic Acceptance. By accepting this Award electronically, you will be 61 deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 17. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 7 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 18. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of central law or regulation to any governmental agency or regulatory authority or from making other disclosures to the extent such disclosure is protected under any whistleblower provisions of any applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) To the extent permitted by applicable law you shall not be held criminally or civilly liable under any applicable law if you disclose a Company trade secret: (i) in confidence to a Central, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product and other privileged information Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. 19. Survival. The confidentiality obligations and all other obligations in Country Addendum that are meant to survive termination of this Agreement shall survive termination of your employment. 62

O. IRELAND ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. Your failure to comply with the terms and conditions below may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms and defined terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Non-Solicitation. (a) This Paragraph 1 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of twelve (12) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; 63

(ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 1 shall be inapplicable following a Change in Control 2. Notice Period Upon Resignation. (a) In order to permit your Employer, the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (i) If you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance written notice; (ii) If you are an Executive Vice President (but not a member of the Management Committee), you will give 90 days’ advance written notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (b) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence otherwise known as “garden leave” and relieve you of some or all of your duties and responsibilities and to cease attending your place of work and/or to cease contact with the Employer’s employees and customers. During any period of garden leave, you will remain subject to the provisions of this agreement and to your obligation of fidelity to your Employer, the Company and its Subsidiaries. Except as provided otherwise in Paragraph (d) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or, subject to applicable law, to accrue any paid vacation time. 64

(c) You agree that should you fail to provide advance written notice of your resignation as required in this Paragraph 2, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, in addition to any other remedies available under law. (d) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph 2, and give immediate effect to your resignation and make a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligation under this Countries Addendum. 3. Non-Competition. (a) This Paragraph 3 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment and following its termination for the period of time specified in Paragraph 3(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries within the island of Ireland or the United Kingdom, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your Employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries for which you have provided services, as conducted or in planning during your Employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) The Non-Compete Period will continue (such period to be reduced by the duration of the Notice Period as defined in Paragraph 2 above) after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher 6 months You were a Vice President or higher and your 65

Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families 4. Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your Employment with your Employer ends. (b) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (c) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 66

(d) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future and has the meaning assigned to such by section 7 of the Companies Act 2014. 5. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will make yourself available and reasonably cooperate with the Company or the relevant Subsidiary or their advisers with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation provided that such expenses are approved in advance by the Company or Employer. 6. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s/legal fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 7. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 8. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 9. Interpretation of Business Protections. The agreements made by you 67 in Paragraphs 1, 2 and 3 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 10. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 11. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 12. Notification Requirement. Until 45 days after the period of restriction under Paragraph 2 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 13. Certain Limitations. Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other relevant disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. P. ITALY ______________________________________________________________________ No country-specific provisions. Q. JAPAN ______________________________________________________________________ 68

No country-specific provisions. R. JERSEY ______________________________________________________________________ No country-specific provisions. S. LUXEMBOURG ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. Your failure to comply with the terms and conditions below may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Non-Solicitation. (a) This Paragraph 1 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements 69 thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Clause 4 shall be inapplicable following a Change in Control. 2. Non-Competition. (a) This Paragraph 2 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your Employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries for which you have provided services, as conducted or in planning during your Employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) For the period of time specified in Paragraph 2(d) below after you leave the company (the “Non-Compete Period”), whatever the reason, you will not, directly or indirectly, as a self-employed person whether as owner, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries, this area being in any case limited to the Grand-Duchy of Luxembourg. Specifically, but without limiting the foregoing, you agree not to engage in any manner as a self- 70 employed person in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your Employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (d) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families 3. Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your 71

Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your Employment with your Employer ends. (b) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (c) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. (d) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 4. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of- pocket and properly documented expenses you incur in connection with such. 5. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their confidential information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 6. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a 72 broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 7. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 8. Interpretation of Business Protections. The agreement made by you in Paragraph 1 and 2 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 9. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 10. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 11. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of state law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, and/or privileges applicable to information covered by the bank secrecy (Article 41 of the Law on the financial sector dated April 5, 1993, as amended), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. 73

T. NETHERLANDS ______________________________________________________________________ Waiver of Termination Rights. As a condition to the grant of this Award, you hereby waive any and all rights to compensation or damages as a result of the termination of Employment with the Company and the Subsidiary that employs you in the Netherlands for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) your ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination. U. NORWAY ______________________________________________________________________ No country-specific provisions. V. POLAND ______________________________________________________________________ Kopię tej Umowy w języku polskim może Pan/Pani otrzymać wchodząc na Stronę. W. SINGAPORE ______________________________________________________________________ Qualifying Person Exemption. The following provision shall replace Section 16(h) of the Agreement: The grant of the Award under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses shall not apply. You should note that, as a result, the Award is subject to section 257 of the SFA and you will not be able to make: (i) any subsequent sale of shares of Common Stock in Singapore; or 74

(ii) any offer of such subsequent sale of shares of Common Stock subject to the Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.). X. SOUTH KOREA ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. 75

(ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant 76 to any applicable law, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such rights; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. 77

(a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Management Committee, you will give 180 days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. 78

(g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your Employment or, with respect to the portion of the Non-Compete Period that follows termination of your Employment, within the two years preceding the date of the termination of your Employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. Then the Non- If none of the above apply, but one of the Compete Period following was true at any time during the will continue for: twelve (12) months immediately preceding the 79 termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (d) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your Employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (e) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your Employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (f) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, 80 processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this 81

Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 82

14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of any applicable law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any applicable trade secret laws if you disclose a Company trade secret: (i) in confidence to a regulatory or government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information to the extent permitted by the applicable law, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. 83

Y. SWITZERLAND ______________________________________________________________________ Securities Law Notice. Neither this document nor any other materials relating to the Award (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services, (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or a Subsidiary, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSa or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA. Z. TAIWAN ______________________________________________________________________ No country-specific provisions. AA. THAILAND In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 84

1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. 85

(a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such rights: (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations: and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of eighteen (18) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any 86 way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Management Committee, you will give 180 days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Management Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. 87

(e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your Employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your Employment or, with respect to the portion of the Non-Compete Period that follows termination of your Employment, within the two years preceding the date of the termination of your Employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any 88 time during the twelve (12) months immediately preceding the termination of your Employment You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (d) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your Employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (e) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your Employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (f) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries 89

Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 7. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 90

8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other 91 provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or State trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any 92 information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information to the extent permitted by the applicable law, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. BB. UNITED ARAB EMIRATES ______________________________________________________________________ Securities Law Notice. This document may not be distributed in the Kingdom except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective recipients of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser. CC. UNITED KINGDOM ______________________________________________________________________ 1. Income Tax and Social Insurance Contribution Withholding. Without limitation to Section 11 of the Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby consent to pay all such Tax-Related Items, as and when requested by the Company and or your Employer (if different) or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and your Employer (if different) against any Tax-Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or your Employer (as appropriate) the amount of any NICs 93 due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 11 of the Agreement. 2. Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Deferred Shares, whether or not as a result of such termination, (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Deferred Shares. Upon the grant of your Award, you shall be deemed irrevocably to have waived any such entitlement. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your Employment and for a period of twelve months (12) from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries (excluding any such Officer whose employment was involuntarily terminated) and with whom you had substantive and reoccurring personal contact during the final six (6) months of your employment; or (ii) engage in the Solicitation of Business from any Client on behalf of any Person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, connections, costings, data documentation, files, finances, formulas, processes, production or sales information, products, programs, research, training aids, printed materials, methods, books, records, client files, policies and procedures, marketing strategies, client and prospect lists, employee data and other information (whether in written, oral, visual or electronic form and wherever located) relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; 94

(ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other Person. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or the Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Management Committee, you will give 180 days’ advance notice; (2) If you are an Executive Vice President but not a member of the Management Committee), you will give 90 days’ advance notice; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your Employment (whether such obligation is contained in your contract of Employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole 95 discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (iii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph (a) by giving immediate effect to your resignation and making a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. (b) Non-Competition. (i) This Paragraph (b) shall apply to you at all times during your Employment and, in certain circumstances, will continue to apply following the termination of your Employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your Employment and following its termination for the period of time specified in Paragraph 4(b)(iii) below (the entire period, including both during Employment and after Employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. 96

(iii) The Non-Compete Period will continue after the termination of your Employment for any reason under the following circumstances: Then the Non- If at the time of termination: Compete Period will continue for: You were an Executive Vice President or higher You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your Employment 12 months You were a Client Executive (as so designated by the Company or any Subsidiary) at any time during the twelve (12) months immediately preceding the termination of your Employment. If none of the above apply, but one of the Then the Non- following was true at any time during the Compete Period twelve (12) months immediately preceding the will continue for: termination of your Employment: You were a Managing Director, Senior Managing Director or Senior Vice President 6 months working in one of the Specified Job Families (defined below) You were a Vice President working in one of 3 months the Specified Job Families (iv) The period of months referred to in Paragraph (b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 4(a)(ii) above. (v) Nothing in this Paragraph (b) shall prevent your ownership for investment purposes only of shares or other securities of two percent (2%) or less of the total issued capital of any company whether or not its securities are publicly traded. (c) Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: 97

(i) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised, have had substantive and recurring personal contact during the last twelve (12) months of your Employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends. (ii) “Products or Services” means any products or services which are of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iii) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a limited liability partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (iv) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (v) “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 3(a)(ii). (vi) “Restricted Territory” means any area or territory: (1) in which you worked during the Relevant Period; and/or (2) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (vii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or good will that require protection following termination of Employment for any reason. Specified Job Families are listed in Appendix C. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (viii) “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries existing as of the date of this Agreement or at any time in the future. 5. Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate 98 with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 6. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their confidential information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. You further agree that, the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 7. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 8. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 9. Interpretation of Business Protections. The agreements made by you in Paragraphs 3 and 4 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 99

10. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 11. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 12. Notification Requirement. Until 45 days after the period of restriction under this Paragraph 4 (b) expires, you shall give notice to the Company of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 13. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * 100

APPENDIX B OFFER DOCUMENT STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN OFFER OF DEFERRED STOCK TO AUSTRALIAN RESIDENT EMPLOYEES GRANT DATE: [ ] INVESTMENT IN SHARES INVOLVES A DEGREE OF RISK. EMPLOYEES WHO ELECT TO PARTICIPATE IN THE PLAN SHOULD MONITOR THEIR PARTICIPATION AND CONSIDER ALL RISK FACTORS RELEVANT TO THE PURCHASE OF COMMON STOCK UNDER THE PLAN AS SET OUT IN THIS OFFER DOCUMENT AND THE ADDITIONAL DOCUMENTS. ANY ADVICE CONTAINED IN THIS OFFER DOCUMENT IN RELATION TO THE DEFERRED STOCK BEING OFFERED UNDER THE PLAN DOES NOT TAKE INTO ACCOUNT THE OBJECTIVES, FINANCIAL SITUATION AND NEEDS OF ANY INDIVIDUAL EMPLOYEE. EMPLOYEES SHOULD CONSIDER OBTAINING THEIR OWN FINANCIAL PRODUCT ADVICE FROM AN INDEPENDENT PERSON LICENSED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION TO GIVE ADVICE ABOUT PARTICIPATING IN THE PLAN. 101

OFFER OF DEFERRED STOCK TO AUSTRALIAN RESIDENT EMPLOYEES STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN We are pleased to provide you with this offer to participate in the State Street Corporation 2017 Stock Incentive Plan (Plan). This Offer Document sets out information about grants of Deferred Stock (referenced as “Restricted Common Stock Units” in the Plan) (Awards) under the Plan and the Deferred Stock Award Agreement (Agreement) to Australian resident employees of subsidiaries of State Street Corporation (Company). The purpose of the Plan is to advance the interests of the Company by providing for the grant of Common Stock-based Awards. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to the in the Plan. 1. OFFER This is an Offer of Deferred Stock, as may be granted from time to time in accordance with the Plan by the Company to selected eligible employees of Australian Affiliates. The grant of Deferred Stock under the Plan is intended to comply with the provisions of the Australian Corporations Act 2001 (Cth) (Corporations Act 2001), Australian Securities and Investment Commission (ASIC) Regulatory Guide 49 and ASIC Class Order 14/1000. 2. TERMS OF GRANT The terms of your Award incorporate the rules of the Plan, this Offer Document and your Agreement. By accepting your Award, you will be bound by the rules of this Offer Document, the Plan and your Agreement. 3. ADDITIONAL DOCUMENTS In addition to the information set out in this Offer Document, the following attached documents provide further information necessary to make an informed decision about participating in the Plan: (a) the Plan and related U.S. prospectus; (b) the Agreement and the Countries Addendum; (c) the Australian Addendum; and (d) the Employee Information Supplement. (collectively, Additional Documents). 102

The Plan document sets out, among other details, the nature of your Award and the consequences of a change in the nature or status of your Employment. To the extent of any inconsistency between (a) this Offer Document or the Australian Addendum and (b) any Additional Document (other than the Offer Document and Australian Addendum), the terms of the Offer Document will apply. 4. RELIANCE ON STATEMENTS You should not rely upon any oral statements made to you in relation to this Offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan. 5. WHO IS ELIGIBLE TO PARTICIPATE You are eligible to participate in the Plan if, at the time of the offer, you are an Australian resident employee, officer, consultant, advisor or non-employee Director of the Company or an Australian subsidiary and meet the eligibility requirements established under the Plan. 6. ACCEPTING AN AWARD Your Agreement sets out the key details of your Award. To accept your grant you must expressly accept the Award within the period set out in your Agreement, and in any case no more than thirty (30) days from the date on which the Board made the determination to grant the Award. 7. WHAT ARE THE MATERIAL TERMS OF AN AWARD? (a) What is Deferred Stock? A Deferred Stock Award represents the right to receive shares of Common Stock of the Company on fulfilment of the time-based vesting conditions set out in your Agreement. When your Deferred Stock vests, you will be issued shares of the Company’s Common Stock at no monetary cost to you. The Deferred Stock is considered “restricted” because it will be subject to forfeiture and restrictions on transfer until it vests. The restrictions will be set forth in the attached Agreement. (b) Do I have to pay any money to receive the Deferred Stock Award? No. You do not pay any monetary consideration to receive this Award, and you do not pay any monetary consideration to receive the shares of Common Stock subject to your Award upon vesting. (c) How many shares of Common Stock will I receive upon vesting of my Deferred Stock Award? Your Agreement will indicate the number of shares of Common Stock subject to your Award. 103

(d) When do I become a Stockholder? You are not a stockholder merely as a result of holding an Award, and your Award does not entitle you to vote or receive dividends, notices of meeting, proxy statements or other materials provided to stockholders until the shares of Common Stock are issued to you upon vesting. You should also refer to your Agreement for details of the consequences of a change in the nature of your Employment. (e) Can I transfer my Award to someone else? No. However, once shares of Common Stock are issued to you upon vesting, the shares will be freely tradeable and transferable. Please note, though, the possible disclosure obligations included under clause 9. 8. WHAT IS A SHARE OF STOCK IN THE COMPANY? Common stock of a U.S. corporation is analogous to ordinary shares of an Australian company. Each holder of Common Stock is entitled to one vote for every share of Common Stock held in the Company. Dividends may be paid on the shares of Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board of Directors of the Company. The shares of Common Stock are traded on the New York Common Stock Exchange and are traded under the symbol STT. Shares of Common Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions. 9. HOW CAN I OBTAIN UPDATED INDICATIVE EXAMPLES OF THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS? Within a reasonable period following your request, the Company undertakes to provide you with the Australian dollar equivalent of the current market price of a share of Common Stock, (calculated as at the date of your request). The current market price for this purpose will be the final sale price of a share of Common Stock on the New York Common Stock Exchange on the trading day immediately preceding the date of your request. The Australian dollar equivalent of these prices will be calculated using the Australian/U.S. dollar exchange rate published by an Australian bank on the business day immediately preceding the date of your request. Please note that the Australian dollar equivalent of these prices is only provided as information and not as a prediction of the Australian dollar equivalent of the fair market value of a share of Common Stock at the time of vesting. The Australian dollar equivalent at these times will depend on the exchange rate applied by your bank in converting your Australian dollars to U.S. Dollars at the time of vesting. The exchange rate is available at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html 104

You should direct your request to: Name: David Cogliano Title: Vice President, Total Rewards Management Australian Affiliate means State Street Australia Limited; State Street Global Advisors Australia; State Street Bank and Trust Company – Sydney Branch and any other Associated Body Corporate employing Employees in Australia. Address: State Street Financial Center, 1 Lincoln Street, Boston, MA 02116, USA Phone: +1 617-662-3686 Email: DCogliano@statestreet.com 10. WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS' PARTICIPATION IN THE PLAN? Employees should consider generally the risk factors connected with investing in securities and, in particular, to holding shares of Common Stock. You should be aware that the fair market value of shares of Common Stock underlying your Award and the future value of shares of Common Stock you acquire and the Australian dollar equivalent of these values will be affected by: (a) fluctuations in the Company's performance; (b) fluctuations in the U.S.$/A$ exchange rate; (c) factors identified from time to time by the Company's filings with the U.S. Securities and Exchange Commission; (d) fluctuations in the domestic and international market for listed stocks (e) general economic conditions including interest rates, inflation rates, commodity and oil prices; (f) changes to governmental fiscal, monetary and regulatory policies; (g) legislation or regulation; (h) the nature of the markets in which the Company operates; and (i) general operational business risks. Please note that if you offer your shares of Common Stock for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. Please obtain legal advice on your disclosure obligations before you make any such offer. 105

11. PLAN MODIFICATION, TERMINATION, ETC. Subject to Section 9 of the U.S. Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any part of it at any time. 12. WHAT ARE THE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN? Please see the Additional Document entitled "Employee Information Supplement – Deferred Stock Awards" for information regarding the Australian tax treatment of your Award. 13. WHAT ARE THE U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN? Employees (who are not U.S. citizens or permanent residents) will not be subject to U.S. tax by reason only of the grant and vesting of the Deferred Stock or the sale of shares of Common Stock, except as described in the dividends section of the “Employee Information Supplement - Deferred Stock”. However, liability for U.S. taxes may accrue if an employee is otherwise subject to U.S. taxes. The above is an indication only of the likely U.S. taxation consequences for Australian resident employees receiving Awards under the Plan. Award recipients should seek their own advice as to the U.S. taxation consequences of Plan participation. 14. RESTRICTION ON CAPITAL RAISING 5% LIMIT In addition to any other limitations as identified in this Offer Document, the Plan or as prescribed by the Board from time to time under the terms of the Plan, there is an overall restriction on the number of shares of Common Stock that can be issued to Australian employees. * * * * * We urge you to carefully review the information contained in this Offer Document and the Additional Documents. If you have any questions, please contact the person listed in clause 9. Yours sincerely, State Street Corporation 106

APPENDIX C SPECIFIED JOB FAMILIES Specified Job Families subject to the Award’s non-competition provisions include [specified job families]. 107

STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN [ ] ESRP Share Award Agreement Subject to your acceptance of the terms set forth in this agreement (“Agreement”), State Street Corporation (“Company”) has awarded you, under the State Street Corporation 2017 Stock Incentive Plan (“Plan”) and the State Street Corporation Executive Supplemental Retirement Plan, as amended (“ESRP”), and pursuant to this Agreement and the terms set forth herein, a contingent right to receive the number of shares of Stock (“Deferred Shares”) (“Award”) as set forth in the statement pertaining to this Award (“Statement”) on the website (“Website”) maintained by Fidelity Stock Plan Services LLC, an independent service provider based in the United States, or another party designated by the Company (“Equity Administrator”). Copies of the Plan and of the Company’s U.S. Prospectus are located on the Website for your reference, and your acceptance of this Award constitutes your acknowledgement that you have read and understood the Plan and such Prospectus. The provisions of the Plan and the ESRP are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan or the ESRP, as applicable, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan or the ESRP, the provisions of the Plan or the ESRP shall control, as applicable. In the event of a conflict between the terms of the Plan and the ESRP, the provisions of the ESRP shall control to the extent necessary for Section 409A Compliance, and the provisions of the Plan shall control, to the extent not required for Section 409A Compliance. As used herein, “State Street” means the Company and each Subsidiary. “Subsidiary” means the Company’s consolidated subsidiaries. The terms of your Award, are as follows: 1. General Vesting Requirements. Until such time as you incur a Separation From Service, your right to receive the Deferred Shares shall vest on a cumulative basis in 1/3 increments beginning on your Vesting Commencement Date and continuing on each of your first two birthdays immediately following your Vesting Commencement Date. Notwithstanding the foregoing, if you were first elected to the position of Executive Vice President (or to a superior position) prior to March 1, 2000, then your right to receive the Deferred Shares shall vest in full when you attain your Early Retirement Age, provided you do not earlier incur a Separation From Service. 2. Special Vesting Provision for Death or Total Disability. The following special vesting provisions shall apply notwithstanding the general vesting requirements set forth in Section 1 above: (a) If you die prior to your Separation From Service, your right to receive the Deferred Shares shall fully vest as of the date of your death. (b) If you become Totally Disabled prior to your Separation From Service, your right to receive the Deferred Shares shall fully vest effective as of the date you become Totally Disabled. 1

3. Ownership. The Deferred Shares will be issued and transferred to you only if and when all requirements of this Agreement have been satisfied. Except as otherwise provided in this Section 3, you will have no rights as a shareholder with respect to the Deferred Shares prior to that time. Without limiting the foregoing, you will have no right to receive dividends with respect to the Deferred Shares and no right to vote the Deferred Shares. However, if any dividends are paid on the Stock prior to the date you are issued the Deferred Shares, the number of Deferred Shares notionally credited to your account will be increased by the number of shares obtained by dividing the total dividend you would have received if you had owned the Deferred Shares credited to your account on the dividend declaration date, by the closing price of a share of Stock on the date the dividend was paid. 4. Distributions. (a) Retirement. Upon your Retirement, the Company will issue and transfer to you the number of Deferred Shares in which you have become vested in three equal installments on the following dates: (i) the first Business Day of the month coinciding with or following the date that is six months after your Retirement Date; (ii) the first Business Day of the month coinciding with or following the first anniversary of your Retirement Date; and (iii) the first Business Day of the month coinciding with or following the second anniversary of your Retirement Date. If you die after your Retirement, but before you have received the total number of shares in which you have become vested, the Company will issue and transfer to your Beneficiary any remaining vested Deferred Shares within 90 days following the date of your death. (b) Death. If you die prior to your Separation From Service, the Company will issue and transfer to your Beneficiary the number of Deferred Shares in which you have become vested within 90 days following the date of your death. (c) Total Disability. If you incur a Total Disability prior to your Separation From Service, the Company will issue and transfer to you the number of Deferred Shares in which you have become vested by the later of: (i) the end of the calendar year in which you become Totally Disabled, and (ii) the 15th day of the third month following the date on which you become Totally Disabled; provided that you remain Totally Disabled through the date of distribution.

5. Forfeiture for Cause. If the Company terminates your employment for Cause, including while you are Retirement eligible, then all Deferred Shares, whether vested or not, shall be forfeited in full on the date of such termination of employment. 6. Forfeiture for Breach of Post-Employment Covenants. Your right to receive and retain payment of the Deferred Shares after your Retirement shall be subject to the post-employment covenants contained in the ESRP; specifically, you shall not, without the prior written consent of the Company, engage, either directly or indirectly, in any of the activities described in Section 6(a), (b) or (c) below within two years after your Separation From Service: (a) Solicitation of the employment or retention of any person whom the Company or an Affiliate has employed or retained during the two year period prior to your Separation From Service. For purposes of the foregoing sentence, a person retained by the Company or an Affiliate means anyone who has rendered substantial consulting services to the Company or an Affiliate and has thereby acquired material confidential information concerning any aspect of the Company’s or an Affiliate’s operations; (b) Any sale, offer to sell or negotiation with respect to orders or contracts for any product or service similar to or competitive with a product or service or any equipment or system containing any such product or service sold or offered by the Company or an Affiliate, other than for the Company’s or a Affiliate’s account, during the two year period after your Separation From Service, to or with anyone with whom the Company or an Affiliate has so dealt or anywhere in any state of the United States or in any other country, territory or possession in which the Company or an Affiliate has, during said period, sold, offered or negotiated with respect to orders or contracts for any such product, service, equipment or system; or (c) Ownership of any direct or indirect interest (other than a less-than-one- percent stock interest in a corporation) in, or affiliation with, or rendering any services for, any person or business entity which engages, during the two year period after your Separation From Service, either directly or indirectly, in any of the activities described in paragraphs (a) or (b) above. 7. Certain Tax Considerations. (a) The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability to you or to any other person if this Award is not so exempt or compliant. (b) You expressly acknowledge that the vesting of your right to receive the Deferred Shares, and/or the distribution of the Deferred Shares, hereunder may give rise to ordinary income or wages subject to withholding through your local payroll. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company any applicable taxes required to be withheld in connection with such vesting in a form and manner satisfactory to the Company. 3

(c) The Company shall be obligated to issue the Deferred Shares pursuant to this Agreement only if you first deliver to the Company funds sufficient to satisfy, or make other arrangements acceptable to the Company for satisfying, any tax withholding or similar withholding obligations to which the Company or its Affiliates may be subject by reason of this Award. (d) The Company shall not delay distribution of the Deferred Shares, except to the extent that the Company determines, in its sole discretion, that any such delay can be effected in a manner that results in Section 409A Compliance. Without limiting the generality of the foregoing, distribution of the Deferred Shares may be delayed, at the sole discretion of the Company, to the extent that the Company reasonably anticipates that (i) if distribution were made as scheduled, the Company’s deduction with respect to such distribution would not be permitted due to the application of Section 162(m) of the Code (but limited to the extent another permissible distribution would result in a deduction pursuant to Section 162(m)) or (ii) distribution of the Deferred Shares would violate federal securities laws or other applicable law. Distribution of any amount delayed pursuant to this Section 7(d) shall earn interest at the then prevailing applicable federal rate provided for in Section 7872(f)(2)(A) of the Code and made in a manner that results in Section 409A Compliance. (e) The Company shall not accelerate distribution of the Deferred Shares except as set forth in the remainder of this Section 7(e) or to the extent the Company determines, in its sole discretion, that any such acceleration may be effected in a manner that results in Section 409A Compliance. (i) The Company may, in a manner that results in Section 409A Compliance, determine to accelerate the time or schedule of the distribution of the Deferred Shares to pay (A) the FICA Amount and/or (B) the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount (and any additional tax due as a result of such payment). The total amount accelerated under this Section 7(e) may not exceed the aggregate of the FICA Amount and the income tax withholding related to such FICA Amount. (ii) The Company may, in a manner that results in Section 409A Compliance, determine to accelerate the time or schedule of the distribution of the Deferred Shares if at any time the Plan or the ESRP, as applicable to you, fails to meet the requirements of Section 409A of the Code and the corresponding Treasury Regulations. Such amount may not exceed the amount required to be included in income as a result of the failure to comply with Section 409A of the Code and the corresponding Treasury Regulations. (f) Notwithstanding anything to the contrary in the Plan or the ESRP, in the event you incur a Separation From Service, including due to Total Disability, and are subsequently rehired by the Company or subsequently recover and recommence performing services for the Company, the distribution of your Deferred Shares shall not be suspended or otherwise delayed. (g) In no event may you or any of your Beneficiaries designate the taxable year of distribution of the Deferred Shares. 8. Miscellaneous Provisions. (a) The Company’s obligation to issue and transfer the Deferred Shares in the future pursuant to this Agreement is an unsecured and unfunded contractual obligation. (b) The number and kind of Deferred Shares subject to this Award, and the number and kind of shares of Stock to be delivered in satisfaction of the Company’s obligations hereunder, shall be subject to adjustment in accordance with Section 7(b) of the Plan. (c) Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Affiliate or to limit the discretion of any of them to terminate your employment at any time, with or without cause, to the maximum extent permitted by applicable law. (d) This Award shall not be transferable other than (1) by will or the laws of descent and distribution or (2) pursuant to the terms of a court-approved domestic relations order, official marital settlement agreement or other divorce or settlement instrument satisfactory to the Company in its sole discretion. Any attempt by you (or in the case of your death, by your beneficiary) to assign or transfer this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render this Award itself null and void. (e) The grant of this Award is a one-time benefit and does not create any contractual or other right to receive an award, compensation or benefits in lieu of an award in the future. (f) The Company reserves the right to impose other requirements on this Award, any shares of Stock acquired pursuant to this Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with applicable laws or regulations or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing. (g) Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of compensation, and this Award is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. (h) The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system, including the Website, established and maintained by the Company, any 5 of its Subsidiaries, Equity Administrator or another party designated by the Company. (i) By accepting this Award electronically, (i) you will be deemed to have acknowledged and agreed that you are bound by the terms of this Agreement and the Plan and that you and this Award are subject to all of the rights, power and discretion of the Company, its Subsidiaries and the Administrator set forth in this Agreement and the Plan; and (ii) this Award is deemed accepted by the Company and the Company shall be deemed to be bound by the terms of this Agreement. (j) You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If you have received the Agreement, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control. (k) Notwithstanding any provisions of this Agreement to the contrary, this Award shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as may be set forth in an applicable Addendum to the Agreement. Further, if you transfer residence and/or employment to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to you to the extent the Company or the relevant Subsidiary determines, in its sole discretion, that the application of such terms are necessary or advisable in order to comply with applicable laws or regulations or to facilitate the operation and administration of this Award and the Plan, including, but not limited to, circumstances where you transfer residence and /or employment to another country. Any such Addendum is hereby incorporated into, and forms a part of, this Agreement. (l) The Plan, the ESRP and this Agreement constitute the complete understanding and agreement between the parties to this Agreement with respect to this Award, and supersede and cancel any previous oral or written discussions, agreements or representations regarding this Award or the Deferred Shares. (m) No individual acting as a director, officer, employee or agent of the Company or any of its Subsidiaries will be liable to you or any other person for any action, including any Award forfeiture, Award recovery or other discretionary action taken pursuant to this Agreement or any related implementing policy or procedure of the Company. (n) The terms of this Agreement are governed by the laws of the Commonwealth of Massachusetts.

9. Definitions (a) “Affiliate” means any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code), which includes the Company and any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code). (b) “Beneficiary” means the beneficiary designated to receive a death benefit by you in writing in a form and manner satisfactory to the Administrator. If no Beneficiary is so designated, any death benefits shall be paid at the Administrator’s direction in the following order of priority: Spouse, Domestic Partner, children, parents, siblings, estate. (c) “Business Day” means each day that the New York Stock Exchange is open for business. (d) “Cause” means: (i) a willful and continued failure to perform substantially your duties with the Company or an Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by your supervisor which specifically identifies the manner in which it is asserted that you have not substantially performed your duties, or (ii) a willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or an Affiliate. For purposes of this definition, no act or failure to act shall be considered “willful” unless it is done or omitted to be done in bad faith or without reasonable belief that the action or omission was in the best interests of the Company or an Affiliate. (e) “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time. (f) “Early Retirement” means a Separation From Service upon or after your attainment of Early Retirement Age and prior to your attainment of Normal Retirement Age but excluding a Separation From Service for Cause. (g) “Early Retirement Age” means age 53. (h) “ESRP” means this State Street Corporation Executive Supplemental Retirement Plan (including the Exhibits and Schedules thereto and the Committee actions referenced therein), as the same may be amended from time to time in accordance with the terms hereof. (i) “FICA Amount” shall mean the amount of Federal Insurance Contributions Act tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code, where applicable, on this Award. (j) “Impairment” means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months. 7

(k) “Normal Retirement” means your Separation From Service upon or after your Normal Retirement Age, other than a Separation From Service for Cause. (l) “Retirement” means Normal Retirement or Early Retirement. (m) “Retirement Date” means the date of your Normal Retirement or Early Retirement, as applicable. (n) “Section 409A” means Section 409A of the Code and the applicable rulings, regulations and guidance promulgated thereunder, as each may be amended or issued from time to time. (o) “Section 409A Compliance” means any action or inaction effected in a manner that will not cause you or any of your Beneficiaries to recognize income for U.S. federal income tax purposes prior to the time of a distribution of the Deferred Shares or to incur interest or additional tax under Section 409A. (p) “Separation From Service” means a separation from service with the Company and all Affiliates for purposes of Section 409A within the meaning of the default rules of Treasury Regulation Section 1.409A-(h)(1) and correlative terms shall be construed to have a corresponding meaning; provided that in the event that you are absent from work due to an Impairment, other than a Total Disability, where such Impairment causes you to be unable to perform the duties of your position or any substantially similar position of employment, you shall incur a Separation From Service 29 months after the date on which you were first Impaired. Notwithstanding the foregoing, if you would otherwise incur a Separation From Service in connection with a sale of assets of the Company, the Committee shall retain the discretion to determine whether a Separation From Service has occurred in accordance with Treasury Regulation Section 1.409A-1(h)(4). (q) “Service” means your years (and fraction thereof) of service for vesting and eligibility, as determined under the terms of the State Street Retirement Plan as in effect on January 1, 2008. (r) “Total Disability” or “Totally Disabled” means (i) your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (ii) your receipt, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, of income replacement benefits for a period of not less than six months under an accident and health plan covering employees of the Company and any Affiliate. (s) “Treasury Regulations” means the regulations adopted by the Internal Revenue Service under the Code, as they may be amended from time to time.

(t) “Vesting Commencement Date” means the date you attain Early Retirement Age and satisfy the Age/Service Requirements for Supplemental Benefits Upon Retirement under Section 3.3 of the ESRP. 9

STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN [____] Deferred Stock Award Agreement--Directors You have elected to defer payment of one or more of the annual stock award, annual retainer or an additional retainer payable to you for your services as a member of the State Street Board of Directors from the date of the [____] Annual Meeting of Shareholders to the date of the [____] Annual Meeting of Shareholders. The total number of shares of Stock you elected to defer (the “Deferred Shares”) is shown on your investment report on the website maintained by the Equity Administrator (Fidelity or another third party designated by the Corporation). The Deferred Shares are granted under the State Street Corporation 2017 Stock Incentive Plan (the “2017 Plan”), and are subject to the terms and conditions contained in the 2017 Plan, the State Street Corporation Deferred Compensation Plan for Directors (the “Deferral Plan”), the related election forms and the terms set forth below. All capitalized terms used herein shall have the meaning given to them in the Deferral Plan, except as otherwise expressly provided herein. 1. The Deferred Shares plus any additional shares of Stock determined under paragraph 3 below (the Deferred Shares plus the shares described in paragraph 3 being hereinafter referred to as the “[____] shares”) will be issued to you [in accordance with the election you made for the [____] shares or as otherwise provided under the terms of the Deferral Plan] [for Canadian directors: as soon as practicable following your Separation from Service and, in any event, no later than the end of the calendar year in which such Separation from Service occurs or, if later, the 15th day of the third month following the date of such Separation from Service. For this purpose, you will not be deemed to have a Separation from Service so long as you continue to provide any services as a director or employee; provided, however, a Separation from Service will be deemed to occur in the event you terminate all positions as an employee or director of the Company, but continue to provide services as a consultant]. In the event of your death prior to the issuance of the [____] shares, the [____] shares will be issued to your [Beneficiary. You may designate a Beneficiary or Beneficiaries (or change a designation previously made)] [for Canadian directors: spouse, relatives, dependent or estate, as the beneficiaries of the trust (your “Permitted Beneficiaries”). You may designate your Permitted Beneficiary] by contacting the Equity Administrator. 2. Any election to change the timing (to a later date) and/or form of payment of the [____] shares must be made in accordance with the terms of the Deferral Plan. Please feel free to contact the Equity Administrator (Fidelity Executive Services, 800 823 0217 – Team 503) or the State Street Head of Executive Compensation if you have any questions regarding the Deferral Plan or wish to request a re-deferral form. 3. You will not have any rights as a stockholder with respect to the [____] shares until they have been issued to you. However, if any dividends and/or distributions

(other than distributions described in paragraph 4) are paid on the Stock prior to the date you are issued the [____] shares, the number of [____] shares notionally credited to your account will be increased by the number of shares obtained as follows: by dividing the total applicable dividend or distribution you would have received if you had owned the [____] shares credited to your account on the dividend or other distribution declaration date, by the closing price of a share of Stock on the date the dividend or distribution was paid. 4. The number and kind of shares constituting the [____] shares shall further be appropriately adjusted by the Board to reflect stock splits, stock dividends or similar changes in the capitalization of the Corporation. 5. Your rights to the [____] shares are only those of an unsecured creditor of the Corporation. Nothing herein or in the Deferral Plan or otherwise shall be construed as obligating the Corporation to establish a trust or otherwise to set aside Stock or funds to meet its obligations hereunder or under the Deferral Plan. 6. Nothing herein or in the Deferral Plan or otherwise shall obligate the Corporation to register the shares of Stock to be issued hereunder. You acknowledge that Federal and state securities laws or other laws may limit the extent to which you or your [for Canadian directors: Permitted] Beneficiary(ies) may sell or otherwise transfer or dispose of any shares of Stock issued hereunder. Under currently applicable rules under the Securities Exchange Act of 1934, as amended, you are required to report the award described above as a [____] exempt award. 7. [The Board may at any time vote to accelerate the issuance of the [____] shares to you, but only if doing so would be consistent with the requirements of Section 409A. The Deferral Plan and the award described herein are intended to comply with Section 409A and shall be subject to such modifications as are necessary so to comply.] [for Canadian directors: No additional awards may be made or awards adjusted to reduce the impact to you of any decline in the value of the Deferred Shares.] 8. You agree that as a precondition to the issuance of any of the [____] shares, you will pay to the Corporation such amounts, if any (including, but not limited to, income taxes and social insurance contributions if applicable), as are required to be withheld by the Corporation in respect of the award and payments described herein. 9. The Deferral Plan and the award described herein shall be construed and administered by the Board in accordance with [applicable Federal law, but otherwise pursuant to] the laws of the Commonwealth of Massachusetts [for Canadian directors: to the maximum extent allowed by local law], and the determination of the Board shall be binding on all persons.